Exhibit 99.1

LGI HOMES, INC.

INDEX TO FINANCIAL STATEMENTS

Page *

LGI Homes, Inc. Historical Financial Statements

Report of Independent Registered Public Accounting Firm	F-18

Balance Sheet as of July 9, 2013	F-19

Notes to the Balance Sheet	F-20

LGI Homes Group (Predecessor) Historical Financial Statements

Report of Independent Registered Public Accounting Firm	F-22

Combined Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012 and 2011	F-23

Combined Statement of Operations for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-24

Combined Statements of Equity from January 1, 2011 to June 30, 2013 (unaudited)	F-25

Combined Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-26

Notes to the Combined Financial Statements for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-27

LGI-GTIS Holdings, LLC and Subsidiaries Historical Financial Statements

Report of Independent Registered Public Accounting Firm	F-50

Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012 and 2011	F-51

Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-52

Consolidated Statements of Members’ Equity from January 1, 2011 to June 30, 2013 (unaudited)	F-53

Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-54

Notes to the Consolidated Financial Statements for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-55

*	Pages F-3 through F-17 are omitted from this exhibit.

Page
LGI-GTIS Holdings II, LLC and Subsidiaries Historical Financial Statements

Report of Independent Registered Public Accounting Firm	F-65

Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012 and 2011	F-66

Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-67

Consolidated Statements of Members’ Equity from January 1, 2011 to June 30, 2013 (unaudited)	F-68

Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-69

Notes to the Consolidated Financial Statements for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-70

LGI-GTIS Holdings III, LLC and Subsidiaries Historical Financial Statements

Report of Independent Registered Public Accounting Firm	F-79

Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012 and 2011	F-80

Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012, and the period March 2, 2011 (inception) through December 31, 2011

F-81

Consolidated Statements of Members’ Equity from March 2, 2011 (inception) to June 30, 2013 (unaudited)	F-82

Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012 and the period March 2, 2011 (inception) through December 31, 2011

F-83

Notes to the Consolidated Financial Statements for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012 and the period March 2, 2011 (inception) through December 31, 2011

F-84

LGI-GTIS Holdings IV, LLC and Subsidiaries Historical Financial Statements

Report of Independent Registered Public Accounting Firm	F-93

Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012	F-94

Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited), and the period October 31, 2012 (inception) through December 31, 2012.	F-95

Consolidated Statements of Members’ Equity from October 31, 2012 (inception) to June 30, 2013 (unaudited)	F-96

Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited), and the period October 31, 2012 (inception) through December 31, 2012	F-97

Notes to the Consolidated Financial Statements for the six months ended June 30, 2013 (unaudited), and the period October 31, 2012 (inception) through December 31, 2012	F-98

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder of LGI Homes, Inc.

We have audited the accompanying balance sheet of LGI Homes, Inc. (the Company) as of July 9, 2013. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.

In our opinion the balance sheet referred to above presents fairly, in all material respects, the financial position of LGI Homes, Inc. at July 9, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas

July 10, 2013

LGI HOMES, INC.

BALANCE SHEET

July 9, 2013
Assets
Cash	$1,000

Total assets	$1,000

LIABILITIES AND EQUITY
Liabilities
Accounts payable	$—

Total liabilities	—

Stockholder’s Equity
Common stock, 1,000 shares issued and outstanding	$10
Additional paid in capital	990

Total stockholder’s equity	1,000

TOTAL LIABILITIES AND EQUITY	$1,000

See accompanying notes to the balance sheet.

LGI HOMES, INC.

NOTES TO THE BALANCE SHEET

JULY 9, 2013

1.    ORGANIZATION

Organization and Description of the Business

LGI Homes, Inc. (the “Company”), a Delaware corporation was organized on July 9, 2013 as a holding company for the purposes of facilitating an initial public offering of common stock. The Company has not engaged in any business or other activities except in connection with its formation. It is expected that following a reorganization of the Company’s predecessor’s businesses, including LGI Homes Group, LLC and LGI Homes Corporate, LLC and their consolidated subsidiaries and controlled variable interest entities, as well as LGI Homes, Ltd., LGI Homes — Sunrise Meadow, Ltd., LGI Homes — Canyon Crossing, Ltd., and LGI Homes — Deer Creek, LLC, (collectively, “LGI Homes Group (Predecessor)”) and the initial public offering of the common stock of the Company, the Company will control LGI Homes Group (Predecessor). The Company’s only business following the initial public offering will be to control the business and affairs of LGI Homes, Inc. and its subsidiaries. The Company will consolidate the financial results of LGI Homes Group (Predecessor) into the Company’s consolidated financial statements.

LGI Homes, Inc.’s principal business is the design and construction of entry-level homes in Texas, Arizona, Florida and Georgia.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying balance sheet has been prepared in accordance with accounting principles generally accepted in the United States. Separate statements of income and changes in stockholders’ equity have not been presented because there have been no operating activities or equity transactions of this entity. A separate statement of cash flows has not been presented, as the only transactions impacting such statement are fully described below.

3.    STOCKHOLDER’S EQUITY

The Company is authorized to issue 250,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. At July 9, 2013, 1,000 shares of common stock, par value $0.01 per share, were issued upon payment of $1,000.

LGI HOMES GROUP (PREDECESSOR)

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-22

COMBINED FINANCIAL STATEMENTS

Combined Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012 and 2011	F-23

Combined Statements of Operations for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-24

Combined Statements of Equity from January 1, 2011 to June 30, 2013 (unaudited)	F-25

Combined Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-26

Notes to the Combined Financial Statements for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-27

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Equity Holders of LGI Homes Group (Predecessor)

We have audited the accompanying combined balance sheets of LGI Homes Group (Predecessor) (the Company) as of December 31, 2012 and 2011, and the related combined statements of operations, equity, and cash flows for each of the two years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the four financial statements of: LGI – GTIS Holdings, LLC; LGI – GTIS Holdings II, LLC; LGI – GTIS Holdings, III, LLC; and LGI- GTIS Holdings IV, LLC (collectively GTIS Entities), which entities are limited liability companies in which the Company has equity interests. In the combined financial statements, the Company’s combined investment in the GTIS Entities is stated at $4,446,302 and $2,254,541 as of December 31, 2012 and 2011, respectively, and the Company’s equity in the net income of GTIS Entities is stated at $1,526,464, and $714,758 for the two years in the period ended December 31, 2012. Those statements were audited by other auditors whose reports has been furnished to us, and our opinion, insofar as it relates to the amounts included for the GTIS Entities, is based solely on the reports of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the combined financial position of LGI Homes Group (Predecessor) at December 31, 2012 and 2011, and the combined results of its operations and its cash flows for each of the two years in the period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Houston, Texas

August 27, 2013

LGI HOMES GROUP (PREDECESSOR)

COMBINED BALANCE SHEETS

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
ASSETS
Cash and cash equivalents	$15,205,244	$7,069,471	$5,106,183
Accounts receivable	2,718,313	922,897	717,992
Accounts receivable, related parties	885,295	1,026,925	293,864
Real estate inventory	49,191,303	28,489,191	12,525,674
Pre-acquisition costs and deposits	3,059,966	997,875	572,073
Investments in unconsolidated joint ventures	5,325,873	4,446,302	2,254,541
Property and equipment, net	873,877	719,390	469,801
Other assets	2,544,061	1,884,100	1,572,505

Total assets	$79,803,932	$45,556,151	$23,512,633

LIABILITIES AND EQUITY
Accounts payable	$6,311,718	$3,090,890	$1,421,246
Accounts payable, related parties	42,093	108,577	10,244
Accrued expenses and other liabilities	3,107,065	2,176,945	1,031,602
Notes payable	23,065,308	14,968,762	6,414,516

Total liabilities	32,526,184	20,345,174	8,877,608

COMMITMENTS AND CONTINGENCIES (Note 11)

EQUITY
Owners’ equity	32,114,770	25,210,977	12,990,732
Non-controlling interests	15,162,978	—	1,644,293

Total equity	47,277,748	25,210,977	14,635,025

Total liabilities and equity	$79,803,932	$45,556,151	$23,512,633

See accompanying notes to the combined financial statements

LGI HOMES GROUP (PREDECESSOR)

COMBINED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)	(unaudited)
Revenues:
Home sales	$57,997,822	$27,860,520	$73,820,028	$49,269,971
Management and warranty fees	1,301,722	991,703	2,401,013	1,186,188

Total revenues	59,299,544	28,852,223	76,221,041	50,456,159

Cost of sales	42,141,792	20,272,509	54,530,971	36,699,505
Selling expenses	5,492,853	2,863,163	7,269,331	4,884,310
General and administrative	5,025,833	2,451,184	6,096,114	5,125,331
(Income) from unconsolidated joint ventures	(943,687)	(585,825)	(1,526,464)	(714,758)

Operating income	7,582,753	3,851,192	9,851,089	4,461,771

Interest expense	(5,668)	(24,684)	(1,234)	(28,152)
Other income, net	22,302	23,939	172,785	203,677

Net income before income taxes	7,599,387	3,850,447	10,022,640	4,637,296
Income tax provision	(136,277)	(64,566)	(154,542)	(124,891)

Net income	7,463,110	3,785,881	9,868,098	4,512,405
(Income) loss attributable to non-controlling interests	145,522	(68,015)	(162,969)	(1,161,986)

Net income attributable to owners	$7,608,632	$3,717,866	$9,705,129	$3,350,419

Unaudited pro forma net income per share (Note 13)
Basic	$0.68		$1.05
Diluted	$0.68		$1.05

See accompanying notes to the combined financial statements

LGI HOMES GROUP (PREDECESSOR)

COMBINED STATEMENTS OF EQUITY

	Total Owners’ Equity	Non- Controlling Interest	Total Equity
BALANCE—January 1, 2011	$11,050,313	$715,632	$11,765,945

Net income	3,350,419	1,161,986	4,512,405
Contributions	4,360,000	404,175	4,764,175
Distributions	(5,770,000)	(637,500)	(6,407,500)

BALANCE—December 31, 2011	$12,990,732	$1,644,293	$14,635,025

Net income	9,705,129	162,969	9,868,098
Contributions	6,650,000	—	6,650,000
Distributions	(4,134,884)	(1,807,262)	(5,942,146)

BALANCE—December 31, 2012	$25,210,977	$—	$25,210,977

Net income (unaudited)	7,608,632	(145,522)	7,463,110
Contributions (unaudited)	2,535,000	15,308,500	17,843,500
Distributions (unaudited)	(3,239,839)	—	(3,239,839)

BALANCE—June 30, 2013 (unaudited)	$32,114,770	$15,162,978	$47,277,748

See accompanying notes to the combined financial statements

LGI HOMES GROUP (PREDECESSOR)

COMBINED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net Income	$7,463,110	$3,785,881	$9,868,098	$4,512,405
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Income from unconsolidated joint ventures	(943,687)	(585,825)	(1,526,464)	(714,758)
Distributions from unconsolidated joint ventures	959,256	783,750	1,545,437	607,500
Depreciation and amortization	131,283	77,179	185,120	79,747
Changes in assets and liabilities:	—	—	—	—
Accounts receivable	(1,795,416)	(241,354)	(204,905)	(429,827)
(Receivables from) payables to related parties, net	75,146	(324,782)	(634,728)	(147,921)
Real estate inventory	(20,702,114)	(5,887,127)	(15,963,517)	7,751,795
Pre-acquisition costs and deposits	(2,062,089)	(757,214)	(425,802)	(241,041)
Other assets	(659,962)	(122,198)	(311,595)	(898,550)
Accounts payable	3,220,829	1,096,952	1,669,644	(6,403)
Accrued expenses and other liabilities	930,120	339,252	1,145,343	(958,171)

Net cash provided by (used in) operating activities	(13,383,524)	(1,835,486)	(4,653,369)	9,554,776

Cash flows from investing activities:
Investments of capital into unconsolidated joint ventures	(927,975)	(313,499)	(2,244,047)	(1,299,189)
Distributions of capital from unconsolidated joint ventures	32,835	—	33,313	—
Proceeds from disposal of assets at net book value	29,233	—	177	14,713
Purchases of property and equipment	(315,003)	(124,759)	(434,886)	(451,214)

Net cash used in investing activities	(1,180,910)	(438,258)	(2,645,443)	(1,735,690)

Cash flows from financing activities:
Proceeds from notes payable	55,472,766	14,938,829	46,364,607	26,156,379
Payments on notes payable	(47,376,220)	(13,601,208)	(37,810,361)	(32,483,236)
Contributions	2,535,000	5,625,000	6,650,000	4,360,000
Distributions	(3,239,839)	(1,665,000)	(4,134,884)	(5,770,000)
Contributions from non-controlling interests	15,308,500	—	—	404,175
Distributions to non-controlling interests	—	(972,263)	(1,807,262)	(637,500)

Net cash provided by (used in) financing activities	22,700,207	4,325,358	9,262,100	(7,970,182)

Net increase (decrease) in cash and cash equivalents	8,135,773	2,051,614	1,963,288	(151,096)
Cash and cash equivalents, beginning of period	7,069,471	5,106,183	5,106,183	5,257,279

Cash and cash equivalents, end of period	$15,205,244	$7,157,797	$7,069,471	$5,106,183

See accompanying notes to the combined financial statements.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS

1. BUSINESS

Organization and Description of the Business

LGI Homes Group (Predecessor) (the “Companies”) is a group of affiliated entities, under common control, which is engaged in the design and construction of entry-level homes in high growth markets in Texas, Arizona, Florida and Georgia.

A Registration Statement on Form S-1 is expected to be filed with the Securities and Exchange Commission with respect to an initial public offering (the “IPO”). Prior to the consummation of the IPO, LGI Homes, Inc. and the Companies will engage in certain formation and restructuring transactions pursuant to which the Companies will be reorganized under a Delaware corporation named LGI Homes, Inc. See Note 14 for further discussion.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying combined financial statements include the accounts of LGI Homes Group, LLC and LGI Homes Corporate, LLC and their consolidated subsidiaries and controlled variable interest entities, as well as LGI Homes, Ltd., LGI Homes—Sunrise Meadow, Ltd., LGI Homes—Canyon Crossing, Ltd., and LGI Homes—Deer Creek, LLC. Immediate family members, a father and son, individually or jointly own more than 50% of the voting ownership interest of each entity and have historically voted their interests in concert. The immediate family members are referred to hereinafter as the Principals. These entities have been combined for reporting purposes as they are under common management, operate in the same business, and are controlled by the Principals.

The combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP) as contained within the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). All intercompany balances and transactions have been eliminated in consolidation and all intracompany balances and transactions have been eliminated in combination.

Use of Estimates

The preparation of the Companies’ financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes as of June 30, 2013 (unaudited), and December 31, 2012 and 2011, and revenues and expenses for the six month period ended June 30, 2013 (unaudited) and 2012 (unaudited), and years ended December 31, 2012 and 2011. Accordingly, actual results could differ from those estimates. The significant accounting estimates include real estate inventory and cost of sales, impairment of real estate inventory and property and equipment, warranty reserves, loss contingencies, receivable from a community development district, and accounting for variable interest entities.

Cash and Cash Equivalents and Concentration of Credit Risk

Cash and cash equivalents are defined as cash on hand, demand deposits with financial institutions, and short-term liquid investments with an initial maturity date of less than three months. The Companies’ cash in demand deposit accounts may exceed federally insured limits.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The Companies’ management monitors the cash balances in their operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be negatively impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Companies have experienced no loss or diminished access to cash in their operating accounts.

Accounts Receivable

Accounts receivable consist primarily of proceeds due from title companies for sales closed prior to period end and are generally collected within a few days from closing.

Real Estate Inventory

Inventory consists of land, land under development, homes in progress, and completed homes. Inventory is stated at cost unless the carrying amount is determined not to be recoverable, in which case inventory is written down to fair value.

Land, development and other project costs, including interest and property taxes incurred during development and home construction, are capitalized to real estate inventory. Land development and other common costs that benefit the entire community, including field construction supervision and related direct overhead, are allocated to individual lots or homes, as appropriate. The costs of lots are transferred to homes in progress when home construction begins. Home construction costs and related carrying charges (principally capitalized interest and property taxes) are allocated to the cost of individual homes using the specific identification method. Costs that are not specifically identifiable to a home are allocated on a pro rata basis by taking costs and dividing by the total number of lots in the community. Management believes the allocation of costs on a pro rata basis approximates the allocation using relative sales value. Inventory costs for completed homes are expensed as cost of sales as homes are sold. Changes to estimated total development costs subsequent to initial home closings in a community are generally allocated to the remaining unsold lots and homes in the community on a pro rata basis.

The life cycle of a community generally ranges from two to five years, commencing with the acquisition of land, continuing through the land development phase, and concluding with the construction, sale, and delivery of homes. A constructed home is used as the community sales office during the life of the community and then sold. Actual individual community lives will vary based on the size of the community, the sales absorption rate, and whether we purchased the property as raw land or finished lots.

In accordance with the provisions of ASC 360, Property, Plant, and Equipment, real estate inventory is evaluated for indicators of impairment by each community during each reporting period. In conducting our review for indicators of impairment on a community level, we evaluate, among other things, the margins on homes that have been delivered, communities with slow moving inventory, projected margins on future home sales over the life of the community, and the estimated fair value of the land. For individual communities with indicators of impairment, additional analysis is performed to estimate the community’s undiscounted future cash flows. If the estimated undiscounted future cash flows are greater than the carrying value of the community group of assets, no impairment adjustment is required. If the undiscounted cash flows are less than the community’s carrying value, the asset group is impaired and is written down to its fair value. The Companies estimate the fair value of

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

communities using a discounted cash flow model. As of June 30, 2013 (unaudited), and December 31, 2012 and 2011, the real estate inventory is stated at cost; there were no inventory impairment charges recorded in the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), or in the years ended December 31, 2012 and 2011.

Capitalized Interest

Interest and other financing costs related to real estate inventory are capitalized as cost of inventory during community development and home construction activities and expensed in cost of sales as homes in the community are sold.

Pre-Acquisition Costs and Deposits

Amounts paid for land options, deposits on land purchase contracts, and other pre-acquisition costs are capitalized and classified as deposits to purchase. Upon execution of the purchase, these deposits are applied to the acquisition price of the land and recorded as a cost component of the land in real estate inventory. To the extent that any deposits are nonrefundable and the associated land acquisition process is terminated or no longer determined probable, the related deposits are charged to general and administrative expense. We review the likelihood of the acquisition of contracted lots in conjunction with our periodic real estate impairment analysis.

Deferred Loan Costs

Deferred loan costs represent debt issuance costs and, depending on the nature and purpose of the loan, are capitalized to real estate inventory or amortized to interest expense using the straight line method which approximates the effective interest method.

Property and Equipment

Property, equipment and leasehold improvements are stated at cost, less accumulated depreciation. Depreciation expense is recorded in general and administrative expenses. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in other (income) expense. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 7 years. Leasehold improvements are depreciated over the shorter of the asset life or the term of the lease. Maintenance and repair costs are expensed as incurred.

Impairments of long-lived assets are determined periodically when indicators of impairment are present. If such indicators are present, the determination of the amount of impairment is based on our judgments as to the future undiscounted operating cash flows to be generated from these assets throughout their remaining estimated useful lives. If these undiscounted cash flows are less than the carrying amount of the related asset, an impairment is recognized for the excess of the carrying value over its fair value. There were no impairments of property, equipment and leasehold improvements recorded in the six month periods ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Investments in Joint Ventures and Unconsolidated Variable Interest Entities (VIEs)

The Companies function as the managing member of certain joint ventures conducting homebuilding activities. In accordance with ASC 810, Consolidation, we have assessed whether these entities may be VIEs. The Companies have variable interests in certain joint venture arrangements that it manages. These joint ventures have been determined to be VIEs because the members of the joint ventures, as a group, have insufficient equity at risk without further capital contributions. The Companies’ rights as well as the rights held by the other joint venture members have been evaluated to determine the primary beneficiary of the VIE, including the extent of substantive participating rights and control of activities that most significantly affect its economic performance. Such activities include, but are not limited to, the ability to determine the budget and scope of land development work, if any; the ability to control financing decisions for the VIE; and the ability to acquire additional land into the VIE. If we are not able to control the significant decisions, we are not considered the primary beneficiary of the VIE. If the Companies are determined to be the primary beneficiary of the VIE, the entity is consolidated in the accompanying combined financial statements.

The Companies have investments in four joint ventures where the Companies and the other joint venture members have been deemed to have joint control and the Companies are not the primary beneficiary since all major decisions require both parties’ consent. Accordingly, the Companies’ interests in these joint ventures are accounted for using the equity method and our share of the joint ventures’ net earnings is included in income from unconsolidated joint ventures and our investments in unconsolidated joint ventures. Distributions received are credited against the related investment in the joint venture.

In addition, the Companies have interests in two VIE’s (LGI Homes – Sterling Lakes, LLC and LGI Fund III Holdings, LLC) where it has been determined that the Companies are the primary beneficiary. In addition to the Companies serving as the managing member of these entities, the Principals of the Companies also held the general partner controlling interests in the non-managing members of the VIEs. As a result, the Companies combined with the Principals related party interests have the power to direct all significant activities of the VIEs, and have exposure to the risks and rewards of the VIEs, based on the division of income and loss pursuant to the joint venture agreement and the Companies ownership in the joint ventures. These two VIEs have been consolidated.

We evaluate our investments in unconsolidated entities for indicators of impairment during each reporting period. A series of operating losses of an investee or other factors may indicate that a decrease in value of the Companies’ investment in the unconsolidated entity has occurred which is other-than-temporary. The amount of impairment recognized is the excess of the investment’s carrying amount over its estimated fair value. No impairment charges have been recorded related to our investments in unconsolidated entities for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), or the years ended December 31, 2012 and 2011.

Insurance Costs and Reserves

The Companies have deductible limits under workers’ compensation, automobile and general liability insurance policies, and record expense and liabilities for the estimated costs of potential claims for construction defects. The excess liability limits are $2 million per occurrence and in the aggregate annually and apply in excess of automobile liability, employer’s liability

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

under workers compensation, and general liability policies. The Companies generally require subcontractors and design professionals to indemnify the Companies for liabilities arising from their work, subject to certain limitations.

Warranty Reserves

Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related home is sold. The Companies’ warranty liability is based upon historical warranty cost experience and is adjusted as appropriate to reflect qualitative risks associated with the types of homes built, the geographic areas in which they are built, and potential impacts of the Companies’ continued expansion. The Companies’ warranty reserves include amounts expected to be incurred under the warranty agreement with the Unconsolidated Joint Ventures.

Warranty reserves are reviewed quarterly to assess the reasonableness and adequacy and make adjustments to the balance of the pre-existing reserves, as needed, to reflect changes in trends and historical data as information becomes available.

Home Sales

In accordance with ASC 360 – 20, Real Estate Sales, revenues from home sales are recorded at the time each home sale is closed, title and possession are transferred to the buyer, and there is no significant continuing involvement of the Companies with the home. Home sales proceeds are generally received from the title company within a few days from closing. Home sales are reported net of sales discounts and incentives granted to home buyers, which are primarily seller-paid closing costs.

Cost of Sales

As discussed under Real Estate Inventory, above, cost of sales for homes closed include the construction costs of each home and allocable land acquisition and land development costs, capitalized interest, and other related common costs (both incurred and estimated to be incurred).

Selling and Commission Costs

Sales commissions are paid and expensed based on homes sold. Other residual selling costs are expensed in the period incurred.

Advertising Costs

Advertising and direct mail costs are expensed as incurred. Advertising and direct mail costs were $1,076,411 (unaudited) and $811,108 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Advertising and direct mail costs were $1,803,027 and $1,538,293 for the years ended December 31, 2012 and 2011, respectively.

Income Taxes

The Companies consist of limited liability companies and limited partnerships, all of which are treated as partnerships for income tax purposes and federal income taxes on taxable income or losses realized by the Companies are the obligation of the individual members or partners. However, the Companies are subject to certain state taxes and fees, including the

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Texas margin tax, where applicable. There are no significant deferred income taxes related to state income taxes. Management of the Companies has concluded that there are no significant uncertain tax positions requiring recognition in the combined financial statements, nor have the Companies been assessed interest or penalties by any major tax jurisdictions. State income taxes paid were $115,655 (unaudited) and $128,846 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. In addition, state income taxes of $163,171 and $130,540 were paid for the years ended December 31, 2012 and 2011, respectively.

Fair Value Measurement of Financial Instruments

ASC 820, Fair Value Measurements, defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” within an entity’s principal market, if any. The principal market is the market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity, regardless of whether it is the market in which the entity will ultimately transact for a particular asset or liability or if a different market is potentially more advantageous. Accordingly, this exit price concept may result in a fair value that differs from the transaction price or market price of the asset or liability.

Under generally accepted accounting principles, the fair value hierarchy prioritizes inputs to valuation techniques used to measure fair value. Fair value measurements should maximize the use of observable inputs and minimize the use of unobservable inputs, where possible. Observable inputs are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs may be needed to measure fair value in situations where there is little or no market activity for the asset or liability at the measurement date and are developed based on the best information available in the circumstances, which could include the reporting entity’s own judgments about the assumptions market participants would utilize in pricing the asset or liability.

We utilize fair value measurements to account for certain items and account balances within our combined financial statements. Fair value measurements may also be utilized on a nonrecurring basis, such as for the impairment of long-lived assets. The fair value of our financial instruments, including cash and cash equivalents, accounts receivable, notes payable approximate their carrying amounts due to the short term nature of these instruments. In addition, the majority of our notes payable have a floating interest rate which increases or decreases with market interest rates.

Recently Issued Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (ASU) 2011-04, which amended ASC 820, Fair Value Measurements, providing a consistent definition and measurement of fair value. ASU 2011–04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the disclosure requirements. ASU 2011–04 was effective for us beginning January 1, 2012. The adoption of ASU 2011-04 did not have a material effect on our combined financial statements.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Unaudited Interim Information

The combined financial statements as of June 30, 2013, and for the six months ended June 30, 2013 and 2012, are unaudited. In the opinion of management, such financial statements reflect all adjustments necessary for a fair presentation of the respective interim periods. All such adjustments are of a normal recurring nature.

Reclassifications

Certain amounts in the combined financial statements of prior periods have been reclassified as amounts were recorded incorrectly. Management does not believe such reclassification adjustments were material to the financial statements. The reclassifications include the reclassification to cost of sales of rebates previously classified as other income of $147,952 and $163,302 for the years ended December 31, 2012 and 2011, respectively, the reclassification of certain indirect costs to cost of sales previously classified as general and administrative expense of $314,671 and $113,549 for the years ended December 31, 2012 and 2011, respectively; and the reclassification of certain intercompany transactions previously classified as other income to effectively eliminate the transactions totalling $197,300 and $165,300 for the years ended December 31, 2012 and 2011, respectively. The net impact of these reclassifications was to increase operating income by approximately $345,000 and $329,000 for the years ended December 31, 2012 and 2011, respectively. These reclassifications had no impact on net income.

3. REAL ESTATE INVENTORY

The Companies’ real estate inventory consists of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Land, land under development and finished lots	$20,673,845	$8,538,631	$3,673,704
Sales Offices	1,158,661	912,461	351,436
Homes in Progress	15,066,308	8,045,848	3,179,173
Completed homes	12,292,489	10,992,251	5,321,361

Total real estate inventory	$49,191,303	$28,489,191	$12,525,674

Interest and financing costs incurred under the Companies’ debt obligations, as more fully discussed in Note 8, are capitalized to qualifying real estate projects under development. Any additional interest charges related to real estate projects not under development are expensed in the period incurred.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

4. OTHER ASSETS

At June 30, 2013, and at December 31, 2012 and 2011, other assets consist of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Receivable from municipality	$1,250,000	$1,250,000	$1,250,000
Prepaid expenses	1,008,023	320,738	174,270
Security deposits	286,038	299,132	76,958
Notes receivable	—	10,281	10,334
Deferred loan costs	—	3,949	60,943

Total other assets	$2,544,061	$1,884,100	$1,572,505

In connection with the development of a community, LGI Homes – Sunrise Meadow, Ltd. financed the design, construction and initial operations of the municipal utility district subject to the district’s commitment to reimburse eligible costs in connection with a bond offering. The municipal utility district has been authorized to issue bonds pending final approval by the district’s board and $1.25 million of the proceeds have been designated in the draft bond application to reimburse LGI Homes – Sunrise Meadow, Ltd. for costs incurred; management does not believe that the final terms of the bond offering will vary materially from the draft bond application. Land development costs recorded to real estate inventory exclude the costs to be reimbursed. The bond offering is expected to close and the receivable is expected to be collected during 2013.

5. PROPERTY AND EQUIPMENT

At June 30, 2013, and at December 31, 2012 and 2011, property and equipment consist of the following:

	Asset Life	June 30, 2013	December 31,
			2012	2011
	(years)	(unaudited)
Computer equipment	3-5	$350,501	$291,112	$180,284
Machinery and equipment	4-5	29,894	27,459	18,759
Vehicles	5	708,774	680,095	516,315
Furniture and fixtures	5-7	439,045	338,647	163,936
Leasehold improvements	various	98,930	18,643	41,836

Total property and equipment		1,627,144	1,355,956	921,130
Less: accumulated depreciation		(753,267)	(636,566)	(451,329)

Property and equipment, net		$873,877	$719,390	$469,801

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Depreciation expense incurred and equipment sold to the Unconsolidated Joint Ventures (see Note 6) during the periods presented include the following:

	For the Six Months Ended June 30		For the Year Ended December 31
	2013	2012	2012	2011
	(Unaudited)	(Unaudited)
Depreciation expense	$131,283	$77,179	$185,120	$79,747
Equipment sold to Unconsolidated Joint Ventures at net book value	$29,233	$—	$177	$14,713

6. INVESTMENTS IN JOINT VENTURES, VARIABLE INTEREST ENTITIES AND NON-CONTROLLING INTERESTS

The combined financial statements reflect the Companies’ interests in the following four joint ventures (the “Unconsolidated Joint Ventures”) accounted for using the equity method of accounting since the Companies are not deemed to be the primary beneficiaries of these variable interest entities.

Joint Venture Name	Date Formed	Companies’ Member
LGI—GTIS Holdings, LLC	March 2010	LGI Homes Corporate, LLC
LGI—GTIS Holdings II, LLC	November 2010	LGI Homes Corporate, LLC through March 2011, then interest transferred to LGI Homes Group, LLC
LGI—GTIS Holdings III, LLC	March 2011	LGI Homes Group, LLC
LGI—GTIS Holdings IV, LLC	October 2012	LGI Homes Group, LLC

The Unconsolidated Joint Ventures are each engaged in homebuilding and land development activities. GTIS Partners, LP and affiliated entities (“GTIS”) are joint venture members in these entities. The Unconsolidated Joint Ventures are discussed collectively in these financial statements due to the similarity of the joint venture agreements and other aspects of the entities. Management of each the Unconsolidated Joint Ventures is vested in members, being the Companies and GTIS. The Companies are considered the managing members of these entities. The managing member has the responsibility and authority to operate the Unconsolidated Joint Ventures on a day-to-day basis subject to the operating budget and business plan, which is approved by both members. The Companies use their sales, development and operations teams to support operations and have significant influence even though the respective joint venture members have been deemed to have joint control under ASC 810. All major decisions require both members’ consent. Major decisions include, but are not limited to: the acquisition or disposition of a project; capital contributions; and changes, updates or amendments to the operating budget or business plan. Generally, the Unconsolidated Joint Ventures have not obtained construction financing from outside lenders, but have financed their activities primarily through equity contributions from each of the joint venture members.

Profits are allocated to the members of the Unconsolidated Joint Ventures based on the predetermined formulas specified in the joint venture agreements for the allocation of distributable cash. The GTIS member and the Companies are allocated 85% and 15% of the

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

profits, respectively, (the “Sharing Percentages”) until such time as the members receive cash distributions equal to their initial capital investment plus, generally, a 15% internal rate of return (“First Tier Return”). Subsequent allocations of distributable cash and profits include a priority allocation of approximately 20% to 40% to the Companies’ member, depending on the amount of cash distributions achieved over the life of the Unconsolidated Joint Ventures. Upon liquidation of the Companies’ interests in the Unconsolidated Joint Ventures, the Companies’ member is required to restore any deficit balance in its capital account as provided for in the respective joint venture agreements. Therefore, the Companies’ maximum exposure to loss as a result of our involvement in each VIE is the amount of the Companies’ equity in the joint ventures ($5.3 million and $4.4 million on a combined basis for the Unconsolidated Joint Ventures at June 30, 2013 and December 31, 2012, respectively) plus the potential to fund any deficit capital balance upon liquidation; management does not consider it likely that the Companies would have deficit capital balance at liquidation. Performance of the Companies under the joint venture agreements is guaranteed by the Companies, including LGI Homes, Ltd., LGI Homes – Sunrise Meadow, Ltd., LGI Homes – Canyon Crossing, Ltd., and LGI Homes – Deer Creek, LLC, and is secured by a first lien and security interest in the Companies’ interest and the right to receive any distributions from the respective Unconsolidated Joint Venture.

Based on the Unconsolidated Joint Ventures’ cash distributions through December 31, 2012, none of the Unconsolidated Joint Ventures had achieved the First-Tier Return. As of June 30, 2013 (unaudited), three of the four joint ventures have yet to achieve the First-Tier Return; the fourth joint venture was paying a 30% priority allocation to the Companies’ member. There is no certainty that the Companies will receive greater than 15% of the Unconsolidated Joint Ventures’ distributions, because the internal rates of return necessary to receive a higher proportion of distributions are calculated over the life of the venture. Accordingly, both the timing and amount of future contributions and distributions will affect the Companies’ share of distributions. Because the Companies required capital contributions are 15% of the total capital contributions to each entity and there can be no assurances that the Companies will receive in excess of 15% of the cash flows distributed by the entities, the Companies record their investments in the unconsolidated joint ventures at 15% of each entity’s capital balance. Any incremental amounts due to the Companies as a result of reaching the higher distribution tiers are recognized when received.

The Companies were required to provide the Unconsolidated Joint Ventures the exclusive right of first refusal to acquire, develop and build any new project considered by the Companies up to and until the GTIS members reached the total invested capital commitment in aggregate for the Unconsolidated Joint Ventures or the right expired. The right of first refusal for LGI-GTIS Holdings, LLC, LGI-GTIS Holdings II, LLC and LGI-GTIS Holdings III, LLC expired on March 10, 2010. The capital commitment for LGI-GTIS Holdings IV, LLC was reached prior to December 31, 2012.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

Summarized condensed combined financial information of Unconsolidated Joint Ventures that are accounted for by the equity method is as follows:

	June 30, 2013	December 31,
Balance Sheets		2012	2011
	(unaudited)
Assets:
Real estate inventory	$33,744,418	$26,835,602	$14,702,845
Other assets	6,824,674	6,257,871	3,584,862

Total assets	$40,569,092	$33,093,473	$18,287,707

Liabilities and members’ equity:
Liabilities	$5,063,269	$3,451,448	$3,257,437
Members’ equity:
LGI Homes Group (Predecessor)	5,325,873	4,446,302	2,254,541
GTIS members	30,179,950	25,195,723	12,775,729

Total members’ equity	35,505,823	29,642,025	15,030,270

Total liabilities and members’ equity	$40,569,092	$33,093,473	$18,287,707

	For the Six Months Ended June 30,		For the Year Ended December 31,
Statements of Operations	2013	2012	2012	2011
	(unaudited)	(unaudited)
Home sales	$37,971,375	$28,386,494	$69,558,302	$32,995,219
Costs of Sales	$27,341,944	$20,222,368	$49,750,920	$22,761,370
Net earnings of unconsolidated entities	$4,827,298	$3,905,496	$10,176,430	$4,765,051
Companies’ share in net earnings of unconsolidated entities	$943,687	$585,825	$1,526,464	$714,758

See Note 10 for discussion of management and warranty fees paid by the joint ventures to the Companies and other direct costs reimbursed to the Companies.

Consolidated Joint Ventures

The accompanying Combined Balance Sheets reflect two consolidated joint ventures, engaged in homebuilding and land development activities, which have been determined to be VIEs and the Companies have been deemed to be the primary beneficiary under ASC 810. LGI Homes—Sterling Lakes, LLC was formed in October 2010, and LGI Homes Corporate, LLC was the managing member. LGI Fund III Holdings, LLC was formed March 31, 2013, and LGI Homes Group, LLC is the managing member.

Profits are allocated to the members for the consolidated joint ventures based on the predetermined formulas specified in the joint venture agreements for the allocation of distributable cash. The non-managing members and the Companies are allocated 85% and 15% of the profits, respectively, (the “Sharing Percentages”) until such time as the members receive cash distributions equal to their initial capital investment plus, generally, a 15% internal rate of return (“First Tier Return”). Subsequent allocations of distributable cash and profits include a priority allocation of approximately 20% to 40% to the Companies’ member, depending on the amount of cash distributions achieved over the life of the venture.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

At December 31, 2011, LGI Homes—Sterling Lakes, LLC had cash, accounts receivables, real estate inventory, and accounts payable and accrued liabilities of approximately $0.6 million, $0.4 million, $2.8 million, and $0.6 million, respectively, which are included in the amounts presented in the combined balance sheet. In addition, as further discussed in Note 8, LGI Homes—Sterling Lakes, LLC had approximately $1.3 million of debt outstanding at December 31, 2011, that was secured by its land, development and construction costs and guaranteed by LGI Homes Corporate, LLC. The operations of LGI Homes—Sterling Lakes, LLC were closed out by December 31, 2012.

LGI Fund III Holdings, LLC, formed in March 2013, had cash, real estate inventory (land, land development, and finished lots), pre-acquisition costs and deposits, accounts payable and accrued liabilities at June 30, 2013 (unaudited) of approximately $7.6 million, $10.2 million, $0.8 million, and $0.7 million, respectively, which are included in the amounts presented in the combined balance sheet. LGI Fund III Holdings, LLC, has no debt and its assets are unencumbered as of June 30, 2013.

7. ACCRUED EXPENSES AND OTHER LIABILITIES

At June 30, 2013, December 31, 2012 and 2011, accrued and other current liabilities consist of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Accrued liabilities	$2,502,314	$1,651,522	$718,855
Warranty reserve	475,000	450,000	275,000
Customer deposits	129,751	75,423	37,747

Total accrued expenses and other liabilities	$3,107,065	$2,176,945	$1,031,602

Warranty Reserve—The Companies typically provide homebuyers with a ten-year limited warranty for major defects in structural elements such as framing components and foundation systems, a two-year limited warranty on major mechanical systems, and a one-year limited warranty on other construction components. The Companies provide similar warranty services for homes sold by the Unconsolidated Joint Ventures (Note 10).

Changes to the Companies’ warranty accrual are as follows:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Warranty reserves, beginning of period	$450,000	$275,000	$200,000
Warranty provision	117,523	409,057	178,200
Warranty expenditures	(92,523)	(234,057)	(103,200)

Warranty reserves, end of period	$475,000	$450,000	$275,000

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The following amounts represent warranty amounts related to the Companies and excludes the amounts attributable to the Unconsolidated Joint Ventures as discussed in Note 10.

	June 30 2013	December 31
		2012	2011
	(Unaudited)
Warranty reserves, beginning of period	$283,100	$197,200	$186,500
Warranty provision	74,684	197,776	54,821
Warranty expenditures	(56,784)	(111,876)	(44,121)

Warranty reserves, end of period	$301,000	$283,100	$197,200

Customer Deposits—Customer deposits are received upon signing a purchase contract and are typically $500. Deposits are typically refundable if the customer is unable to obtain financing. Forfeited buyer deposits related to home sales are recognized in other (income) expense in the period in which it is determined that the buyer will not complete the purchase of the property and the deposit is nonrefundable to the buyer.

8. NOTES PAYABLE

The Companies’ construction and development activities financed through credit facilities generally provide for secured notes for the construction of individual homes and/or completed lots, with maturities ranging from 9—12 months from the borrowing date. Principal payments on these notes are not due until maturity, and interest is payable monthly.

Effective June 24, 2013, the LGI Homes Group, LLC credit facility with Texas Capital Bank, N.A. was amended to increase the available credit line to $35.0 million given certain criteria; these criteria were met during July 2013 and the available credit facility was increased to $35.0 million.

June 30, 2013	December 31,
	2012	2011
(unaudited)

LGI Homes Group, LLC—Notes payable to Texas Capital Bank, N.A. under an amended credit facility ($35 million line at June 30, 2013, and $20 million line at December 31, 2012) expiring June 30, 2015; interest at LIBOR plus 3.0%, 3.9%, and 3.9% at June 30, 2013, and December 31, 2012 and 2011, respectively, with a 4.0%, 4.5%, and 4.5% floor at June 30, 2013, and December 31, 2012 and 2011, respectively; collateralized by borrower’s land, development and home construction costs (carrying value of $21.9 million at December 31, 2012); guaranteed by a family Principal, the managing member, and non- managing members as joint and several guarantors

$20,868,766	$12,270,636	$—

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
LGI Homes—Sunrise Meadow, Ltd. and LGI Holdings, LLC—Notes payable to Texas Capital Bank, N.A. under an amended credit facility ($2 million at June 30, 2013 and $5 million line at December 31, 2012) expiring December 31, 2013; interest at LIBOR plus 3.0%, 3.9%, and 3.9% at June 30, 2013, and December 31, 2012 and 2011, respectively, with a floor of 4.0%, 4.5% and 5.5% at June 30, 2013, and December 31, 2012 and 2011, respectively; collateralized by borrowers’ land, development and home construction costs (carrying value of $4.6 million at December 31, 2012); guaranteed by a family Principal	888,917	835,363	1,434,472
LGI Homes—Texas, LLC and LGI Homes—Sterling Lakes LLC—Notes payable to Regions Bank, under $3 million amended revolving credit facility expiring March 29, 2014; interest at LIBOR plus 4.0%, with a 5% floor; collateralized by borrowers’ land, development and home construction costs (carrying value of $2.1 million at December 31, 2012); guaranteed by LGI Homes Corporate, LLC	729,905	1,225,121	1,277,855
LGI Homes—Sunrise Meadow, Ltd.—Notes payable to RBC Bank under $4 million amended credit facility expiring April 30, 2012; interest at LIBOR plus 3.9% with a 6.0% floor; collateralized by borrower’s land, development and home construction costs; guaranteed by a family Principal	—	—	2,631,375
LGI Homes—Sunrise Meadow, Ltd.—notes payable to a mezzanine lender under a $5 million amended credit facility, dated July 13, 2005, due April 4, 2012; interest at prime (3.25% at December 31, 2011) plus 8.75%; subject to a participation fee; collateralized by a second lien on borrower’s land and land improvements; guaranteed by LGI Holdings, LLC and a family Principal	—	—	387,477
LGI Homes Corporate, LLC—Notes payable to banks; interest rates ranging from 0% to 4.3%; principal and interest is payable in monthly installments; maturity dates ranging from July 2014 through December 2016; collateralized by vehicles	399,210	425,120	346,221
LGI Homes—Sunrise Meadow, Ltd. participation fee obligation, secured by second lien on LGI Homes— Sunrise Meadow, Ltd. land, development, and home construction assets; guaranteed by a family Principal	178,510	212,522	261,729
LGI Homes—Deer Creek, LLC. participation fee obligation, secured by second lien on LGI Homes—Deer Creek, LLC land, development, and home construction assets; guaranteed by a family Principal	—	—	75,387

Total notes payable	$23,065,308	$14,968,762	$6,414,516

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

At December 31, 2012, annual maturities of debt, excluding the participation fee obligations, are as follows:

2013	$14,435,185
2014	105,946
2015	102,372
2016	85,106
2017	27,631

$14,756,240

At June 30, 2013 (unaudited), annual maturities of debt, excluding the participation fee obligations, are as follows:

Remainder of 2013	$57,411
2014	22,600,349
2015	109,810
2016	91,597
2017	27,631

Total	$22,886,798

During 2013, the LGI Homes Group, LLC and the LGI Homes- Sunrise Meadow, Ltd. credit facilities with Texas Capital Bank, N.A. were amended to establish a borrowing base to determine available loan proceeds. The individual facility’s borrowing base is determined based on the loan value of the pool of collateral in which the lenders have a security interest. Vacant lots and homes generally may remain in the borrowing base for up to one year. As of June 30, 2013, the borrowing base amounts under these agreements totaled $23.5 million (unaudited), of which $1.7 million (unaudited) was available.

As of June 30, 2013, and December 31, 2012 and 2011, LIBOR was 0.27% (unaudited), 0.31%, and 0.56%, respectively. Based on the terms of the variable rate notes payable, the interest amounts paid during the six months ended June 30, 2013 (unaudited), and the years ended December 31, 2012 and 2011, were based on the interest rate floor terms.

The Companies’ credit agreements generally require the borrower and guarantor to maintain certain net worth, liquidity and leverage ratios and, in some cases, include cross-default provisions and restrictive covenants related to transfer of control of the borrower. Borrowings under the certain credit facilities are subject to the lender’s final approval of each draw and limitations on the borrowings attributable to certain markets, speculative home building, vacant lots, and acquisition and development funding. The Companies’ current homebuilding operations are primarily funded by borrowings from one primary bank or with equity. The availability of credit to fund ongoing and future operations could be negatively impacted if the underlying financial institution fails or is subject to other adverse conditions in the financial markets. To date, the Companies have experienced no loss or lack of access to cash in their credit facilities with the bank.

Participation Obligations

The development and construction financing provided to the Companies by mezzanine lenders have included participation fee provisions based on a percentage of the home sale

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

prices realized from the funded projects. The participation fees are paid at the time the homes are sold. The participation fees have been recorded to deferred loan costs and are amortized to interest expense, and considered in the Companies determination of capitalized interest discussed further below, over the term of the respective loan.

As of June 30, 2013 and December 31, 2012 and 2011, LGI Homes—Sunrise Meadow, Ltd. had a participation fee obligation for the remaining 222 (unaudited), 264 (unaudited), and 326 (unaudited) unsold lots, respectively, of the 974 (unaudited) total community lots. The loan matured during April 2012. The unamortized deferred loan costs relating to this participation fee were $26,521 at December 31, 2011, and were fully amortized during 2012.

As of December 31, 2011, LGI Homes—Deer Creek, LLC had a participation fee obligation for the remaining 39 unsold lots of the 206 total community lots. The loan matured during November 2011.

Capitalized Interest

Interest and related financing costs incurred under the Companies’ debt obligations are capitalized to qualifying real estate projects under development. Interest charges and other financing costs related to real estate projects not under development are expensed in the period incurred. Interest activity for notes payable for the periods presented is as follows:

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)	(unaudited)
Interest incurred	$538,222	$266,272	$823,925	$1,254,294
Less: Amounts capitalized	(532,554)	(241,589)	(822,691)	(1,226,142)

Interest expense	$5,668	$24,683	$1,234	$28,152

Cash paid for interest	$487,744	$365,866	$790,058	$1,274,708

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

9. Owners’ Equity

The following table reflects the activity and balances in the owners’ equity of LGI Homes Group Combined:

	LGI Homes Group, LLC Members’ Capital	LGI Homes Corporate, LLC Members’ Capital	LGI Homes- Deer Creek, LLC Members’ Capital	Other Partnerships’ Capital	Total Owners’ Equity
BALANCE—JANUARY 1, 2011	$—	$2,296,924	$42,716	$8,710,673	$11,050,313
Net Income	152,626	878,184	764,751	1,554,858	3,350,419
Contributions	3,960,000	—	400,000	—	4,360,000
Distributions	—	—	(250,000)	(5,520,000)	(5,770,000)

BALANCE—DECEMBER 31, 2011	$4,112,626	$3,175,108	$957,467	$4,745,531	$12,990,732
Net Income	6,445,381	2,258,226	802,166	199,356	9,705,129
Contributions	6,650,000	—	—	—	6,650,000
Distributions	(53,287)	(2,001,964)	(1,759,633)	(320,000)	(4,134,884)

BALANCE—DECEMBER 31, 2012	$17,154,720	$3,431,370	$—	$4,624,887	$25,210,977
Net Income (unaudited)	6,860,382	89,862	—	658,388	7,608,632
Contributions (unaudited)	—	2,500,000	—	35,000	2,535,000
Distributions (unaudited)	(2,239,839)	(1,000,000)	—	—	(3,239,839)

BALANCE—JUNE 30, 2013 (unaudited)	$21,775,263	$5,021,232	$—	$5,318,275	$32,114,770

LGI Homes Group, LLC is a Texas limited liability company formed in March 2011. EDSS Holdings, LP, a limited partnership wholly-owned by the Principals, owns 50.125% of LGI Homes Group, LLC, and LGI Investment Fund II, LP, owns the remaining 49.875%. LGI Investment Fund II, LP was formed as a Texas limited partnership in June 2011. LGI Fund II GP, LLC is the 1% general partner. LGI Fund II GP, LLC is wholly-owned by Eric Lipar. The limited partners are various investors.

In 2013, LGI Homes Group, LLC formed LGI Fund III Holdings, LLC (a joint venture consolidated in the accompanying financial statements) with LGI Investment Fund III, LP (see Notes 6 and 14). LGI Homes Group, LLC is the managing member. The LGI Investment Fund III, LP was formed as a Texas limited partnership in February 2013. LGI Fund II GP, LLC is the 1% general partner. LGI Fund III GP, LLC is wholly-owned by Eric Lipar. The limited partners are various investors. In connection with the formation of LGI Investment III, LP, a commitment was made to the limited partnership to exchange its 85% ownership in LGI Fund III Holdings, LLC for approximately 1.5 times the investment amount in the event of an IPO.

LGI Homes Corporate, LLC is a Texas limited liability company formed in March 2010 and is wholly-owned and managed by the family Principals.

LGI Homes—Deer Creek, LLC is a Texas limited liability company formed in June 2009. The entity is wholly-owned and managed by the family Principals.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The Other Partnerships included in the accompanying combined financial statements and aggregated in the above table are:

•	LGI Homes, Ltd., formerly JTM Housing, Ltd., was formed as a Texas limited partnership in December 2002 and renamed as LGI Homes, Ltd. in October 2004. LGI GP, LLC, a wholly-owned Texas limited liability company formed in 2002 as a wholly-owned subsidiary of LGI Holdings, LLC, is the 1% general partner of LGI Homes, Ltd. The limited partner is 99% owned by the family Principals.

•	LGI Homes—Sunrise Meadow, Ltd. is a Texas limited partnership formed in February 2005. LGI GP, LLC, is the 1% general partner. The entity is wholly-owned and managed by the family Principals.

•	LGI Homes—Canyon Crossing, Ltd. is a Texas limited partnership formed in May 2005. LGI GP, LLC, is the 1% general partner. The entity is wholly-owned and managed by the family Principals.

10. RELATED PARTY TRANSACTIONS

From time to time, the Companies may engage in transactions with entities that are affiliated with the Companies. We believe transactions with related parties are in the normal course of operations. Receivables due from and payables due to related parties included in the accompanying combined balance sheets consist of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Receivables:
Unconsolidated Joint Ventures	$851,945	$985,719	$261,826
Other affiliates and owners	33,350	41,206	32,038

Total	$885,295	$1,026,925	$293,864

Payables:
Unconsolidated Joint Ventures	$42,093	$108,577	$—
Other affiliates and owners	—	—	10,244

Total	$42,093	$108,577	$10,244

Management and Warranty Fees

The Companies have a Management Services Agreement with each of the Unconsolidated Joint Ventures. The Companies provide administration, supervision, marketing, and various other services for the joint ventures. The Companies charge the joint ventures a management fee of approximately 3% of home sale revenues. The Companies also charge the joint ventures a management fee of 3% of construction costs for the development of land, as applicable. The management and construction fees are in addition to direct costs charged to the entities. Management fees earned under the agreements were $1,234,972 (unaudited) and $937,203 (unaudited) for the six months ended June 30, 2013 and 2012, respectively. Management fees earned for the years ended December 31, 2012 and 2011, were $2,269,513 and $1,123,438, respectively.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

The Companies collect a warranty fee of $250 from the Unconsolidated Joint Ventures upon the closing of the sale of each home. The Companies provide a Home Builder’s Limited Warranty to the buyer of each home. The Companies are responsible for the performance and discharge of any warranty claims asserted against the joint ventures or the GTIS member. Warranty fees earned under the Management Services Agreement were $66,750 (unaudited) and $54,500 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Warranty fees earned for the years ended December 31, 2012 and 2011 were $131,500 and $62,750, respectively.

Profit Sharing Plan

The Companies’ employees are eligible to participate in the 401(k) Savings Plan established by LGI Holdings, LLC, a sister company in an unrelated business. Employees are eligible to participate after completing ninety days of service and having attained the age of 21. Salary deferrals are allowed in amounts up to 100% of an eligible employee’s salary, not to exceed the maximum allowed by law. A discretionary match may be made by the Companies of up to 100% of the first 3% of an eligible employee’s deferral, not to exceed $3,000. For the six months ended June 30, 2013 and 2012, the Companies matching contributions were $66,846 (unaudited) and $42,859 (unaudited), respectively. For the years ended December 31, 2012 and 2011, the Companies matching contributions were $67,385 and $65,073, respectively.

11. COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of doing business, the Companies become subject to claims or proceedings from time to time relating to the purchase, development, and sale of real estate. Management of the Companies believes that these claims include usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Companies’ combined financial position, results of operations or cash flows.

The Companies have provided unsecured environmental indemnities to certain lenders and joint venture members. In each case, the Companies have performed due diligence on the potential environmental risks including obtaining an independent environmental review from outside environmental consultants. These indemnities obligate the Companies to reimburse the guaranteed parties for damages related to environmental matters. There is no term or damage limitation on these indemnities; however, if an environmental matter arises, the Companies may have recourse against other previous owners. Management of the Companies is not aware of any environmental claims or occurrences and has recorded no reserves for environmental matters.

Land Deposits

The Companies have land purchase option contracts, generally through cash deposits, for the right to purchase land or lots at a future point in time with predetermined terms. We do not have title to the property and our obligations with respect to the option contracts are generally limited to the forfeiture of the related nonrefundable cash deposits. The following is a summary

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

of our land purchase deposits and option contracts included in pre-acquisition costs and deposits:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Land deposits and option payments	$2,974,750	$963,500	$521,000
Commitments under the land purchase option and deposit agreements if the purchases are consummated (unaudited)	$84,014,982	$33,057,761	$16,758,026
Lots under land options and land purchase contracts (unaudited)	7,064	2,242	1,853

Leasing Arrangements

The Companies lease office facilities and certain equipment under non-cancellable operating lease agreements. Rent escalation provisions are accounted for using the straight-line method. Rent expense includes common area maintenance costs and $99,199 (unaudited) and $87,157 (unaudited) for the six months ended June 30, 2013 and 2012, respectively. Rent expense totaled $240,804 and $230,618 for the years ended December 31, 2012 and 2011, respectively.

Future minimum lease payments under non-cancellable operating lease agreements are as follows at December 31, 2012:

2013	$190,930
2014	279,010
2015	288,009
2016	309,138
2017	333,735
Thereafter	196,656

Total	$1,597,478

Letters of Credit and Bonding

The Companies have outstanding performance and surety bonds of $333,183 (unaudited), $183,103 and $366,205 at June 30, 2013 and December 31, 2012 and 2011, respectively, related to the Companies’ obligations for site improvements at various projects. The surety bonds are guaranteed by one of the Family Principals. Management of the Companies does not believe that draws upon these bonds, if any, will have a material effect on the Companies’ combined financial position, results of operations, or cash flows.

The Companies had no letters of credit outstanding at June 30, 2013 (unaudited) and December 31, 2012, and $200,000 in letters of credit outstanding at December 31, 2011, related to the corporate office lease.

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

12. SEGMENT INFORMATION

The Companies operate one principal homebuilding business which is organized by region. Initial operations were conducted in the Central region (Texas), expanding into the Western region (Arizona) during 2011 and the Eastern region (Georgia and Florida) during 2012. As of June 30, 2013, the Eastern region is in the ramp-up phase and has not had any sales.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision-maker (CODM) in deciding how to allocate resources and in assessing performance.

The Companies have determined that they have two operating segments as of June 30, 2013, the Central region and the Western region. The Central region is the largest region with approximately 80% of total operations for the six month period ended June 30, 2013 (unaudited), and year ended December 31, 2012.

The operating segments qualify for aggregation as one reporting segment. In determining the reportable segment, the Companies concluded that all operating segments have similar economic and other characteristics, including similar home floor plans, average selling prices, gross margin, production construction processes, suppliers, subcontractors, regulatory environments, customer type, and underlying demand and supply.

The CODM primarily evaluates performance based on the number of homes sold, gross margin and net income. Each operating segment follows the same accounting policies described in Note 2 and is managed by the Companies’ management team. The Companies have no inter-segment sales, as all sales are to external customers.

13. UNAUDITED PRO FORMA NET INCOME PER SHARE

Unaudited pro forma basic and diluted net income per share for the six month period ended June 30, 2013 and the year ended December 31, 2012, gives effect to the conversion of the Companies’ owners’ equity, as part of the planned reorganization and initial public offering (Notes 1 and 14), into common stock as if the conversion had occurred as of the beginning of the period or upon the date capital was contributed, if later. The number of shares to be converted is based on the initial public offering price of $11 per share. The pro forma net income taxes and pro forma net income reflect federal and state income taxes (assuming a 33% combined effective rate) as if the Companies had been taxed as a corporation in accordance with Subchapter C of the Internal Revenue Code (as a “C-Corporation”) for the periods presented. There were no potential dilutive shares for the periods presented.

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(in thousands, except per share data)
Net income attributable to owners, as reported	$7,609	$9,705
Pro forma income tax adjustment	(2,556)	(3,254)

Pro forma net income	$5,053	$6,451

Pro forma weighted-average shares used to compute pro forma basic and diluted net income per share	7,477	6,115

Pro forma net income per share:
Basic and diluted	$0.68	$1.05

LGI HOMES GROUP (PREDECESSOR)

NOTES TO THE COMBINED FINANCIAL STATEMENTS—(Continued)

14. FORMATION TRANSACTION AND INITIAL PUBLIC OFFERING

The Companies will complete certain transactions concurrently with the IPO. The Companies’ owners will contribute their equity interests in the various entities combined in the accompanying financial statements to LGI Homes, Inc. in exchange for common stock of LGI Homes, Inc. LGI Homes, Inc. will account for the formation transaction as an exchange of shares between entities under common control at historical cost in a manner similar to a pooling of interests. After the formation transaction, the ownership percentage of each LGI Homes, Inc. common stockholder will be equivalent to its ownership percentage in the Companies based on the relative fair values of the respective entities.

Concurrently with the IPO, the Companies will exchange the non-controlling interests in LGI Fund III Holdings, LLC, a consolidated variable interest entity of the Companies for $23.8 million in new shares of common stock of LGI Homes, Inc. As the Companies control LGI Fund III Holdings, LLC before and after the IPO, LGI Homes, Inc. will account for this transaction as an equity transaction.

As a result of the formation transaction, the Companies will become wholly-owned subsidiaries of LGI Homes, Inc. The Companies’ owner’s equity has not been retroactively restated for the proposed reorganization.

Deferred income tax liability and deferred tax expense will be recognized as a result of the reorganization of the Companies from limited liability companies and partnerships to a C corporation structure.

During May 2013, GTIS Partners LP, an affiliated company of the joint venture partners in the Unconsolidated Joint Ventures (see Note 6), and LGI Homes Group, LLC agreed on the principal terms for the exchange of all of GTIS’s equity interests in the Unconsolidated Joint Ventures (the GTIS Transaction) for cash and LGI Homes, Inc. common stock to be consummated concurrently with the closing of the IPO. The aggregate consideration for the GTIS Transaction is $41.4 million, consisting of a cash payment of $36.9 million and shares of LGI Homes, Inc. common stock valued at $4.5 million at the time of the offering. The agreement expires on February 28, 2014, and may be terminated by seller or buyer by mutual consent of the parties at any time prior to the IPO. As this transaction will result in a change of control for the Unconsolidated Joint Ventures, the assets and liabilities will be recorded at fair value.

The net proceeds from the proposed IPO are planned to be used primarily to fund the cash portion of the GTIS Transaction purchase price and provide funds for working capital and for general corporate purposes, including the acquisition of land, development of lots and construction of homes.

15. SUBSEQUENT EVENT

Management has evaluated subsequent events through August 27, 2013, the date the combined financial statements were available to be issued. We are not aware of any significant events others than those included herein that occurred subsequent to the balance sheet date, but prior to the completion of this report that would have a material impact on the combined financial statements.

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm	F-50

Consolidated Financial Statements

Consolidated Balance Sheets as of June 30, 2013 (unaudited), and December 31, 2012 and 2011	F-51

Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), for the years ended December 31, 2012 and 2011	F-52

Consolidated Statements of Members’ Equity from January 1, 2011 through June 30, 2013 (unaudited)	F-53

Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-54

Notes to Consolidated Financial Statements for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

LGI-GTIS Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of LGI-GTIS Holdings, LLC and Subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ equity, and cash flows for each year in the two-year period ended December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LGI-GTIS Holdings, LLC and Subsidiaries at December 31, 2012 and 2011, and the results of their operations and their cash flows for each year in the two-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Armanino LLP
San Ramon, California

August 27, 2013

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31
		2012	2011
	(unaudited)
Assets
Cash and cash equivalents	$1,470,770	$1,423,436	$732,750
Accounts receivable	449,365	530,983	979,372
Accounts receivable, related parties	100,964	—	—
Real estate inventory	6,081,349	6,082,744	8,298,646
Equipment, net	10,611	14,478	31,076
Prepaid expenses	—	—	34,047

Total assets	$8,113,059	$8,051,641	$10,075,891

Liabilities and members’ equity
Accounts payable	$579,790	833,894	996,993
Accounts payable, related parties	163,265	318,489	120,680
Accrued expenses and other liabilities	236,109	236,270	327,452
Note payable	—	—	910,556

Total liabilities	979,164	1,388,653	2,355,681
Members’ equity	7,133,895	6,662,988	7,720,210

Total liabilities and members’ equity	$8,113,059	$8,051,641	$10,075,891

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30		For the Year Ended December 31
	2013	2012	2012	2011
	(unaudited)
Home Sales	$11,253,477	$11,134,341	$24,593,709	$22,712,377
Expenses:
Cost of sales	8,078,143	7,808,282	17,549,138	15,594,410
Selling expenses	759,469	881,515	1,900,727	2,065,403
General and administrative	537,342	624,676	1,176,479	1,066,430

Operating Income	1,878,523	1,819,868	3,967,365	3,986,134
Other Income, net	10,733	5,680	42,964	5,312

Net Income Before Income Taxes	1,889,256	1,825,548	4,010,329	3,991,446
Income Tax Provision	43,349	32,192	67,551	69,224

Net Income	$1,845,907	$1,793,356	$3,942,778	$3,922,222

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Members’ Equity—January 1, 2011	$4,826,144
Net income	3,922,222
Contributions from members	2,221,844
Distributions to members	(3,250,000)

Members’ Equity—December 31, 2011	7,720,210
Net income	3,942,778
Distributions to members	(5,000,000)

Members’ Equity—December 31, 2012	6,662,988
Net income (unaudited)	1,845,907
Distributions to members (unaudited)	(1,375,000)

Members’ Equity—June 30, 2013 (unaudited)	$7,133,895

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)
Operating activities:
Net income	$1,845,907	$1,793,356	$3,942,778	$3,922,222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,481	9,493	14,729	13,421
Changes in assets and liabilities:
Accounts receivable	81,618	979,372	448,389	(711,001)
(Receivables from) payables to related parties, net	(256,188)	258,287	197,809	120,680
Real estate inventory	1,395	1,974,489	2,215,902	(3,189,944)
Prepaid expenses	—	(387,406)	34,047	(28,804)
Accounts payable	(254,104)	(628,874)	(163,099)	471,509
Accrued expenses and other liabilities	(161)	29,610	(91,182)	85,798

Net cash provided by operating activities	1,423,948	4,028,327	6,599,373	683,881

Investing activities:
Proceeds from disposal of assets at net book value	—	10,793	10,793	—
Purchases of equipment	(1,614)	(840)	(8,924)	(17,601)

Net cash provided by (used in) investing activities	(1,614)	9,953	1,869	(17,601)

Financing activities:
Proceeds from note payable	—	—	—	2,011,698
Payments on note payable	—	(910,556)	(910,556)	(1,101,142)
Contributions	—	—	—	2,221,844
Distributions	(1,375,000)	(3,500,000)	(5,000,000)	(3,250,000)

Net cash used in financing activities	(1,375,000)	(4,410,556)	(5,910,556)	(117,600)
Net increase (decrease) in cash and cash equivalents	47,334	(372,276)	690,686	548,680
Cash and cash equivalents, beginning of period	1,423,436	732,750	732,750	184,070

Cash and cash equivalents, end of Period	$1,470,770	$360,474	$1,423,436	$732,750

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business

Organization and Description of Business

LGI-GTIS Holdings, LLC (the Company) is a joint venture that was formed on March 4, 2010, between LGI Homes Corporate, LLC (LGI Member) and GTIS LGI I LP (GTIS Member). The Company is engaged in the design and construction of entry level homes in high growth markets in Texas.

A Registration Statement on Form S-1 is expected to be filed with the Securities and Exchange Commission with respect to an initial public offering (the IPO) for LGI Homes, Inc., an affiliate of the LGI Member. In connection with the consummation of the IPO, the GTIS Member interest will be acquired by LGI Homes, Inc. and the Company will become a wholly-owned subsidiary of LGI Homes, Inc. See Note 9 for further discussion.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: LGI Homes - Chisholm Springs, LLC and LGI Homes - Luckey Ranch, LLC.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP) as contained within the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes as of June 30, 2013 (unaudited), and December 31, 2012 and 2011, and revenues and expenses for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and years ended December 31, 2012 and 2011. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents and Concentrations of Credit Risk

Cash and cash equivalents are defined as cash on hand, demand deposits with financial institutions, and short-term liquid investments with an initial maturity date of less than three months. The Company’s cash in demand deposit accounts may exceed federally insurable limits. The Company’s management monitors the cash balances in their operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be negatively impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or diminished access to cash in their operating accounts.

Accounts Receivable

Accounts receivable consists primarily of proceeds due from title companies for sales closed prior to period end and are generally collected within a few days from closing.

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Real Estate Inventory

Inventory consists of land and land development, sales office inventory, homes in progress and completed homes. Inventory is stated at cost unless the carrying amount is determined not to be recoverable, in which case inventory is written down to fair value.

Land, development and other project costs, including interest and property taxes incurred during development and home construction, are capitalized to real estate inventory. Land development and other common costs that benefit the entire community, including field construction supervision and related direct overhead, are allocated to individual lots or homes, as appropriate. The costs of lots are transferred to homes in progress when home construction begins. Home construction costs and related carrying charges (principally capitalized interest and property taxes) are allocated to the cost of individual homes using the specific identification method.

Inventory costs for completed homes are expensed as cost of sales as homes are sold. Changes to estimated total development costs subsequent to initial home closings in a community are generally allocated to the remaining lots and homes in the community on a pro-rata basis.

The life cycle of a community generally ranges from two to five years, commencing with the acquisition of land, continuing through the land development phase, and concluding with the construction, sale, and delivery of homes. A constructed home is used as the community sales offices during the life of the community and then sold. Actual individual community lives will vary based on the size of the community, the sales absorption rate, and whether we purchased the property as raw land or finished lots.

In accordance with the provisions of ASC 360, Property, Plant, and Equipment, real estate inventory is evaluated for indicators of impairment by each community during each reporting period. In conducting our review for indicators of impairment on a community level, we evaluate, among other things, the margins on homes that have been delivered, communities with slow moving inventory, projected margins on future home sales over the life of the community, and the estimated fair value of the land. For individual communities with indicators of impairment, additional analysis is performed to estimate the community’s undiscounted future cash flows. If the estimated undiscounted future cash flows are greater than the carrying value of the community group of assets, no impairment adjustment is required. If the undiscounted cash flows are less than the community’s carrying value, the asset group is impaired and is written down to its fair value. The Company estimates the fair value of its communities using a discounted cash flow model. As of June 30, 2013 (unaudited), and December 31, 2012 and 2011, the real estate inventory is stated at cost; there were no inventory impairment charges recorded in the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), or in the years ended December 31, 2012 and 2011.

Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation expense is recorded in general and administrative expenses in the accompanying Consolidated Statements of Operations. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in other

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(income) expense. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 5 years. Maintenance and repair costs are expensed as incurred.

Impairments of long-lived assets are determined periodically when indicators of impairment are present. If such indicators are present, the determination of the amount of impairment is based on our judgments as to the future undiscounted operating cash flows to be generated from these assets throughout their remaining estimated useful lives. If these undiscounted cash flows are less than the carrying amount of the related asset, an impairment is recognized for the excess of the carrying value over its fair value. There were no impairments of equipment recorded in the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011.

Insurance Costs and Reserves

The Company has deductible limits under workers’ compensation, automobile and general liability insurance policies, and records expenses and liabilities for the estimated costs of potential claims for construction defects. The excess liability limits are $2 million per occurrence and in the aggregate annually and apply in excess of automobile liability, employer’s liability under workers compensation and general liability policies. The Company generally requires subcontractors and design professionals to indemnify the Company for liabilities arising from their work, subject to certain limitations.

Warranty Reserves

Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related home is sold. The Company’s warranty liability is based upon historical warranty cost experience in each market in which it operates, and is adjusted as appropriate to reflect qualitative risks associated with the types of homes built and the geographic areas in which they are built.

Warranty reserves are reviewed quarterly to assess the reasonableness and adequacy and make adjustments to the balance of the preexisting reserves to reflect changes in trends and historical data as information becomes available.

Members’ Equity

The Company is a Delaware limited liability company. In accordance with the limited liability company agreement, the Company shall be dissolved no later than December 31, 2060.

The LGI Member, as the managing member, has the responsibility and authority to operate the Company on a day-to-day basis subject to the operating budget and business plan, which is approved by both members. All major decisions require both members’ consent. Major decisions include, but are not limited to: the acquisition or disposition of a project; capital contributions; and changes, updates or amendments to the operating budget or business plan.

Profits are allocated to the members based on the predetermined formulas specified in the limited liability company agreement for the allocation of distributable cash. The GTIS member and the LGI Member are allocated 85% and 15% of the profits, respectively, (the Sharing

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Percentages) until such time as the members receive cash distributions equal to their initial capital investment plus a 15% internal rate of return (“First Tier Return”). Subsequent allocations of distributable cash and profits include a priority allocation of approximately 20% to 40% to the LGI Member, depending on the amount of cash distributions achieved over the life of the Company. Upon liquidation of the LGI Member’s interest in the Company, the managing member is required to restore any deficit balance in its capital account as provided for in the limited liability company agreement. The performance of the LGI Member and its affiliates under the limited liability company agreement and the Master Service Agreement is guaranteed jointly and severally by LGI Homes Corporate, LLC, LGI Homes, Ltd., LGI Homes —Sunrise Meadow, Ltd., LGI Homes—Canyon Crossing, Ltd., and LGI Homes Deer Creek, LLC, and is secured by a first lien and security interest in the LGI Member’s interest and the right to receive any distributions from the Company.

Based on the Company’s cumulative cash distributions through December 31, 2012, the Company had not achieved the First-Tier Return. During the six month period ended June 30, 2013 (unaudited), the Company achieved the First-Tier and Second-Tier Returns and began paying a 30% priority allocation to the LGI Member.

Home Sales

In accordance with ASC 360-20, Real Estate Sales, revenues from home sales are recorded at the time each home is closed, title and possession are transferred to the buyer and there is no significant continuing involvement of the Company. Home sales proceeds are generally received from the title company within a few days from closing. Home sales are reported net of sales discounts and incentives granted to home buyers which are primarily seller-paid closing costs.

Cost of Sales

As discussed under Real Estate Inventory, above, cost of sales for homes closed include the construction costs of each home and allocable land acquisition and land development costs, capitalized interest, and other related common costs (both incurred and estimated to be incurred).

Selling and Commission Costs

Sales commissions are paid and expensed based on homes sold. Other residual selling costs are expensed in the period incurred.

Advertising Costs

Advertising and direct mail costs are expensed as incurred. Advertising and direct mail costs were $122,845 (unaudited) and $238,856 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Advertising and direct mail costs were $374,527 and $649,792 for the years ended December 31, 2012 and 2011, respectively.

Income Taxes

The Company is a limited liability company which is treated as a partnership for income tax purposes and federal income taxes on taxable income or losses realized by the Company are

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the obligation of the individual members. However, the Company is subject to certain state taxes and fees, including the Texas margin tax, where applicable. There are no significant deferred income taxes related to state income taxes. Management of the Company has concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements, nor has the Company been assessed interest or penalties by any major tax jurisdictions. State income taxes paid were $53,728 (unaudited) and $69,349 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively, In addition, state income taxes of $81,775 and $14,322 were paid for the years ended December 31, 2012 and 2011, respectively.

Fair Value Measurement of Financial Instruments

ASC 820, Fair Value Measurements, defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” within an entity’s principal market, if any. The principal market is the market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity, regardless of whether it is the market in which the entity will ultimately transact for a particular asset or liability or if a different market is potentially more advantageous. Accordingly, this exit price concept may result in a fair value that may differ from the transaction price or market price of the asset or liability.

Under generally accepted accounting principles, the fair value hierarchy prioritizes inputs to valuation techniques used to measure fair value. Fair value measurements should maximize the use of observable inputs and minimize the use of unobservable inputs, where possible. Observable inputs are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs may be needed to measure fair value in situations where there is little or no market activity for the asset or liability at the measurement date and are developed based on the best information available in the circumstances, which could include the reporting entity’s own judgments about the assumptions market participants would utilize in pricing the asset or liability.

We utilize fair value measurements to account for certain items and account balances within our consolidated financial statements. Fair value measurements may also be utilized on a nonrecurring basis, such as for the impairment of long-lived assets. The fair value of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, notes payable, and other liabilities approximate their carrying amounts due to the short term nature of these instruments.

Recently Issued Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (ASU) 2011-04, which amended ASC 820, Fair Value Measurements, providing a consistent definition and measurement of fair value. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the disclosure requirements. ASU 2011-04 was effective for us beginning January 1, 2012. The adoption of ASU 2011-04 did not have a material effect on our consolidated financial statements.

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Unaudited Interim Information

The consolidated financial statements as of June 30, 2013, and for the six months ended June 30, 2013 and 2012, are unaudited. In the opinion of management, such consolidated financial statements reflect all adjustments necessary for a fair presentation of the respective interim periods. All such adjustments are of a normal recurring nature.

Reclassifications

Certain amounts in the consolidated financial statements of prior periods have been reclassified as certain amounts were recorded incorrectly. Management does not believe such reclassification adjustments were material to the consolidated financial statements. The reclassifications include, but are not limited to, the reclassification to cost of sales of rebates previously classified as other income and the reclassification of certain indirect costs to cost of sales previously classified as general and administrative. These reclassifications had no impact on the Company’s net income.

3. Real Estate Inventory

The Company purchases land and develops residential subdivisions including roads, water and sewer systems. These costs are included in inventory and expensed as cost of sales on a per lot basis as homes are sold.

Real estate inventory consists of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Land and land development	$1,322,508	$3,724,734	$2,257,053
Sales office inventory	203,002	198,009	311,817
Homes in progress	2,748,572	482,333	2,104,156
Completed homes	1,807,267	1,677,668	3,625,620

Real estate inventory	$6,081,349	$6,082,744	$8,298,646

Interest and financing costs incurred under the Company’s debt obligations, as more fully described in Note 6, are capitalized to qualifying real estate projects under development. Any additional interest charges related to real estate projects not under development are expensed in the period incurred.

4. Equipment

Equipment consists of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Equipment	$21,464	$26,524	$51,703
Less: accumulated depreciation	(10,853)	(12,046)	(20,627)

Equipment, net	$10,611	$14,478	$31,076

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Accrued liabilities	$155,591	$184,390	$297,066
Customer deposits	50,518	21,880	386
Warranty reserve	30,000	30,000	30,000

Accrued expenses and other liabilities	$236,109	$236,270	$327,452

Customer Deposits

Customer deposits are received upon signing a purchase contact and are typically $500. Deposits are typically refundable if the customer is unable to obtain financing. Forfeited buyer deposits related to home sales are recognized in other income in the accompanying Consolidated Statements of Operations in the period in which it is determined that the buyer will not complete the purchase of the property and the deposit is nonrefundable to the buyer.

Changes to the warranty accrual are detailed in the table set forth below:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Warranty reserves, beginning of period	$30,000	$30,000	$10,000
Warranty provision	4,800	68,518	68,825
Warranty expenditures	(4,800)	(68,518)	(48,825)

Warranty reserves, end of period	$30,000	$30,000	$30,000

6. Note Payable

The Company had a note payable due to one of its subcontractors in the amount of $910,556 as of December 31, 2011. The note accrued interest at a rate of 6%. Total interest expense was $3,942 and $46,270 for the years ended December 31, 2012 and 2011, respectively. The note was secured by real property. The note was fully paid off prior to June 30, 2012.

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Capitalized Interest

Interest and related financing costs incurred under the Company’s debt obligations are capitalized to qualifying real estate projects under development. Interest charges and other financing costs related to real estate projects not under development are expensed in the period incurred. Interest activity for the note payable for the periods presented is as follows:

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)
Interest incurred	$—	$3,942	$3,942	$46,270
Less: Amounts capitalized	—	(3,942)	(3,942)	(46,270)

Interest expense, net of amounts capitalized	$—	$—	$—	$—

Cash paid for interest	$—	$3,942	$3,942	$46,270

7. Related -Party Transactions

From time to time, the Company may engage in transactions with entities that are affiliated with the Company’s members. We believe transactions with related parties are in the normal course of operations. Accounts payable due to related parties represent amounts that are due to LGI Homes Corporate, LLC and its affiliates for payroll, direct costs, management fees and warranty fees that are allocated to the Company.

Management and Warranty Fees

The Company has a Management Service Agreement with LGI Homes Services, LLC (Homes Services). The Company is charged a management fee of approximately 3% of home sale revenue for administration, supervision, marketing and various other services. LGI Homes - Luckey Ranch, LLC is also charged a management fee of approximately 3% of construction costs for the development of land. Management fees expensed under the agreements were $360,759 (unaudited) and $350,460 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Management Fees expensed were $771,075 and $712,069 for the years ended December 31, 2012 and 2011, respectively.

The Company provides a Home Builder’s Limited Warranty to the buyer of each home and pays a warranty fee of $250 to an affiliate of the LGI Member upon the closing of the sale of each home. The LGI Member is responsible for warranty service work after community close-out or work performed more than 24 months after a home is sold. Under the terms of the limited liability company agreement, the LGI Member is responsible for the full, timely and proper performance, satisfaction and discharge of any warranty claims asserted against the Company, the GTIS Member or any affiliate thereof. Warranty fees expensed and paid under the Master Services Agreement were $18,750 (unaudited) and $20,000 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Warranty fees expensed and paid under the Management Services Agreement were $43,750 and $41,750 for the years ended December 31, 2012 and 2011, respectively.

LGI-GTIS HOLDINGS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8. Commitments and Contingencies

Contingencies

In the ordinary course of doing business, the Company becomes subject to claims or proceedings from time to time relating to the purchase, development, and sale of real estate. Management of the Company believes that these claims include usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

9. Subsequent Event

During May 2013, GTIS Partners LP, an affiliated company of the GTIS Member, and LGI Homes Corporate, LLC, agreed on the principal terms for the exchange of the GTIS member interests in LGI-GTIS Holdings, LLC, LGI-GTIS Holdings II, LLC, LGI-GTIS Holdings III, LLC and LGI-GTIS IV, LLC, (the GTIS Transaction) for cash and LGI Homes, Inc. common stock to be consummated concurrently with the closing of the IPO. The aggregate consideration for the GTIS Transaction is $41.4 million, consisting of a cash payment of $36.9 million and shares of LGI Homes, Inc. common stock valued at $4.5 million at the time of the offering. The agreement expires on February 28, 2014, and may be terminated by mutual consent of the parties at any time prior to the IPO.

Management has evaluated subsequent events through August 27, 2013, the date the consolidated financial statements were available to be issued. We are not aware of any significant events others than those included herein that occurred subsequent to the balance sheet date, but prior to the completion of this report that would have a material impact on the consolidated financial statements.

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-65

Consolidated Financial Statements

Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012 and 2011.	F-66

Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-67

Consolidated Statements of Members’ Equity from January 1, 2011 through June 30, 2013 (unaudited)	F-68

Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-69

Notes to Consolidated Financial Statements for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011	F-70

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

LGI-GTIS Holdings II, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of LGI-GTIS Holdings II, LLC and Subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ equity, and cash flows for each year in the two-year period ended December 31, 2012. These consolidated consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimated made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LGI-GTIS Holdings II, LLC and Subsidiaries at December 31, 2012 and 2011, and the results of their operations and their cash flows for each year in the two-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Armanino LLP

San Ramon, California

August 27, 2013

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Assets
Cash and cash equivalents	$844,856	$1,018,240	$680,502
Accounts receivable	563,534	520,192	378,155
Accounts receivable, related-parties	500	—	—
Real estate inventory	4,972,560	4,080,721	4,731,994
Equipment, net	16,401	21,576	50,112
Prepaid expenses	1,800	1,800	12,280

Total assets	$6,399,651	$5,642,529	$5,853,043

Liabilities and Members’ Equity
Accounts payable	$827,565	$154,017	$328,094
Accounts payable, related parties	102,776	160,059	62,444
Accrued expenses and other liabilities	186,646	140,795	125,655

Total liabilities	1,116,987	454,871	516,193
Members’ equity	5,282,664	5,187,658	5,336,850

Total liabilities and members’ equity	$6,399,651	$5,642,529	$5,853,043

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)
Home Sales	$9,250,193	$8,470,699	$21,616,240	$10,282,842
Expenses:
Cost of sales	6,519,628	5,957,730	15,198,304	7,199,286
Selling expenses	855,531	854,054	1,903,001	1,456,652
General and administrative	483,050	473,230	983,751	613,270

Operating Income	1,391,984	1,185,685	3,531,184	1,013,634
Other Income (Expense), net	27,256	25,320	5,018	(15,015)

Net Income Before Income Taxes	1,419,240	1,211,005	3,536,202	998,619
Income Tax Provision	24,234	23,106	60,394	29,005

Net Income	$1,395,006	$1,187,899	$3,475,808	$969,614

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Members’ Equity—January 1, 2011	$827,824
Net income	969,614
Contributions from members	4,339,412
Distributions to members	(800,000)

Members’ Equity—December 31, 2011	5,336,850
Net income	3,475,808
Distributions to members	(3,625,000)

Members’ Equity—December 31, 2012	5,187,658
Net income (unaudited)	1,395,006
Distributions to members (unaudited)	(1,300,000)

Members’ Equity—June 30, 2013 (unaudited)	$5,282,664

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)
Operating activities
Net Income	$1,395,006	$1,187,899	$3,475,808	$969,614
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7,955	14,904	30,214	22,486
Changes in assets and liabilities:
Accounts receivable	(43,342)	(339,267)	(142,037)	(378,155)
(Receivables from) payables to related parties, net	(57,783)	46,622	97,615	41,114
Real estate inventory	(891,839)	193,890	651,273	(4,145,871)
Prepaid expenses	—	(11,614)	10,480	(12,280)
Accounts payable	673,548	299,324	(174,077)	121,687
Accrued expenses and other liabilities	45,851	63,629	15,140	125,655

Net cash provided by (used in) operating activities	1,129,396	1,455,387	3,964,416	(3,255,750)

Investing activities
Purchases of equipment	(2,780)	(1,676)	(1,678)	(70,216)

Net cash used in investing activities	(2,780)	(1,676)	(1,678)	(70,216)

Financing activities
Contributions	—	—	—	4,339,412
Distributions	(1,300,000)	(1,125,000)	(3,625,000)	(800,000)

Net cash provided by (used in) financing activities	(1,300,000)	(1,125,000)	(3,625,000)	3,539,412

Net increase (decrease) in cash and cash equivalents	(173,384)	328,711	337,738	213,446
Cash and cash equivalents, beginning of period	1,018,240	680,502	680,502	467,056

Cash and cash equivalents, end of period	$844,856	$1,009,213	$1,018,240	$680,502

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business

Organization and Description of Business

LGI-GTIS Holdings II, LLC (the Company) is a joint venture that was formed on November 16, 2010, between LGI Homes Corporate, LLC (LGI Member) and GTAM Mallard LLC (GTIS Member). LGI Homes Corporate, LLC transferred their equity interests to LGI Homes Group, LLC during March 2011. The Company is engaged in the design and construction of entry level homes in high growth markets in Texas.

A Registration Statement on Form S-1 is expected to be filed with the Securities and Exchange Commission with respect to an initial public offering (the IPO) for LGI Homes, Inc., an affiliate of the LGI Member. In connection with the consummation of the IPO, which is expected to be completed in 2013, the GTIS Member interest will be acquired by LGI Homes, Inc. and the Company will become a wholly-owned subsidiary of LGI Homes, Inc. See Note 8 for further discussion.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: LGI Homes—Mallard Crossing, LLC and LGI Homes—West Meadows, LLC.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP) as contained within the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes as of June 30, 2013 (unaudited), and December 31, 2012 and 2011, and revenues and expenses for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and years ended December 31, 2012 and 2011. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents and Concentrations of Credit Risk

Cash and cash equivalents are defined as cash on hand, demand deposits with financial institutions, and short-term liquid investments with an initial maturity date of less than three months. The Company’s cash in demand deposit accounts may exceed federally insurable limits. The Company’s management monitors the cash balances in their operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be negatively impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or diminished access to cash in their operating accounts.

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounts Receivable

Accounts receivable consists primarily of proceeds due from title companies for sales closed prior to period end and are generally collected within a few days from closing.

Real Estate Inventory

Inventory consists of land and land development, sales office inventory, homes in progress, and completed homes. Inventory is stated at cost unless the carrying amount is determined not to be recoverable, in which case inventory is written down to fair value.

Land, development and other project costs, including property taxes incurred during development and home construction, are capitalized to real estate inventory. Land development and other common costs that benefit the entire community, including field construction supervision and related direct overhead, are allocated to individual lots or homes, as appropriate. The costs of lots are transferred to homes in progress when home construction begins. Home construction costs and related carrying charges (principally property taxes) are allocated to the cost of individual homes using the specific identification method.

Inventory costs for completed homes are expensed as cost of sales as homes are sold. Changes to estimated total development costs subsequent to initial home closings in a community are generally allocated to the remaining lots and homes in the community on a pro-rata basis.

The life cycle of a community generally ranges from two to five years, commencing with the acquisition of land, continuing through the land development phase, and concluding with the construction, sale, and delivery of homes. A constructed home is used as the community sales offices during the life of the community and then sold. Actual individual community lives will vary based on the size of the community, the sales absorption rate, and whether we purchased the property as raw land or finished lots.

In accordance with the provisions of ASC 360, Property, Plant, and Equipment, real estate inventory is evaluated for indicators of impairment by each community during each reporting period. In conducting our review for indicators of impairment on a community level, we evaluate, among other things, the margins on homes that have been delivered, communities with slow moving inventory, projected margins on future home sales over the life of the community, and the estimated fair value of the land. For individual communities with indicators of impairment, additional analysis is performed to estimate the community’s undiscounted future cash flows. If the estimated undiscounted future cash flows are greater than the carrying value of the community group of assets, no impairment adjustment is required. If the undiscounted cash flows are less than the community’s carrying value, the asset group is impaired and is written down to its fair value. The Company estimates the fair value of its communities using a discounted cash flow model. As of June 30, 2013 (unaudited), and December 31, 2012 and 2011, the real estate inventory is stated at cost; there were no inventory impairment charges recorded in the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), or in the years ended December 31, 2012 and 2011.

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation expense is recorded in general and administrative expenses in the accompanying Consolidated Statements of Operations. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in other (income) expense. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 5 years. Maintenance and repair costs are expensed as incurred.

Impairments of long-lived assets are determined periodically when indicators of impairment are present. If such indicators are present, the determination of the amount of impairment is based on our judgments as to the future undiscounted operating cash flows to be generated from these assets throughout their remaining estimated useful lives. If these undiscounted cash flows are less than the carrying amount of the related asset, an impairment is recognized for the excess of the carrying value over its fair value. There were no impairments of equipment recorded in the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), and the years ended December 31, 2012 and 2011.

Insurance Costs and Reserves

The Company has deductible limits under workers’ compensation, automobile and general liability insurance policies, and records expenses and liabilities for the estimated costs of potential claims for construction defects. The excess liability limits are $2 million per occurrence and in the aggregate annually and apply in excess of automobile liability, employer’s liability under workers compensation and general liability policies. The Company generally requires subcontractors and design professionals to indemnify the Company for liabilities arising from their work, subject to certain limitations.

Warranty Reserves

Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related home is sold. The Company’s warranty liability is based upon historical warranty cost experience in each market in which it operates, and is adjusted as appropriate to reflect qualitative risks associated with the types of homes built and the geographic areas in which they are built.

Warranty reserves are reviewed quarterly to assess the reasonableness and adequacy and make adjustments to the balance of the preexisting reserves to reflect changes in trends and historical data as information becomes available.

Members’ Equity

The Company is a Delaware limited liability company. In accordance with the limited liability company agreement, the Company shall be dissolved no later than December 31, 2060.

The LGI Member, as the managing member, has the responsibility and authority to operate the Company on a day-to-day basis subject to the operating budget and business plan, which is approved by both members. All major decisions require both members’ consent. Major

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

decisions include, but are not limited to: the acquisition or disposition of a project; capital contributions; and changes, updates or amendments to the operating budget or business plan.

Profits are allocated to the members based on the predetermined formulas specified in the limited liability company agreement for the allocation of distributable cash. The GTIS member and the LGI Member are allocated 85% and 15% of the profits, respectively, (the Sharing Percentages) until such time as the members receive cash distributions equal to their initial capital investment plus a 15% internal rate of return (First Tier Return). Subsequent allocations of distributable cash and profits include a priority allocation of approximately 20% to 40% to the LGI Member, depending on the amount of cash distributions achieved over the life of the Company. Upon liquidation of the LGI Member’s interest in the Company, the managing member is required to restore any deficit balance in its capital account as provided for in the limited liability company agreement. The performance of the LGI Member and its affiliates under the limited liability company agreement and the Master Service Agreement is guaranteed jointly and severally by LGI Homes Corporate, LLC, LGI Homes, Ltd., LGI Homes—Sunrise Meadow, Ltd., LGI Homes—Canyon Crossing, Ltd., and LGI Homes Deer Creek, LLC, and is secured by a first lien and security interest in the LGI Member’s interest and the right to receive any distributions from the Company.

As of June 30, 2013 (unaudited), the Company’s cumulative cash distributions had not achieved the First-Tier Return.

Home Sales

In accordance with ASC 360-20, Real Estate Sales, revenues from home sales are recorded at the time each home is closed, title and possession are transferred to the buyer and there is no significant continuing involvement of the Company. Home sales proceeds are generally received from the title company within a few days from closing. Home sales are reported net of sales discounts and incentives granted to home buyers which are primarily seller-paid financing or closing costs.

Cost of Sales

As discussed under Real Estate Inventory, above, cost of sales for homes closed include the construction costs of each home and allocable land acquisition and land development costs and other related common costs (both incurred and estimated to be incurred).

Selling and Commission Costs

Sales commissions are paid and expensed based on homes sold. Other residual selling costs are expensed in the period incurred.

Advertising Costs

Advertising and direct mail costs are expensed as incurred. Advertising and direct mail costs were $202,719 (unaudited) and $285,715 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Advertising and direct mail costs were $500,060 and $463,021 for the years ended December 31, 2012 and 2011, respectively.

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company is a limited liability company which is treated as a partnership for income tax purposes and federal income taxes on taxable income or losses realized by the Company are the obligation of the individual members. However, the Company is subject to certain state taxes and fees, including the Texas margin tax, where applicable. There are no significant deferred income taxes related to state income taxes. Management of the Company has concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements, nor has the Company been assessed interest or penalties by any major tax jurisdictions. State income taxes paid were $53,556 (unaudited) and $28,450 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. In addition, state income taxes of $28,755 and $0 were paid for the years ended December 31, 2012 and 2011, respectively.

Fair Value Measurement of Financial Instruments

ASC 820, Fair Value Measurements, defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” within an entity’s principal market, if any. The principal market is the market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity, regardless of whether it is the market in which the entity will ultimately transact for a particular asset or liability or if a different market is potentially more advantageous. Accordingly, this exit price concept may result in a fair value that may differ from the transaction price or market price of the asset or liability.

Under generally accepted accounting principles, the fair value hierarchy prioritizes inputs to valuation techniques used to measure fair value. Fair value measurements should maximize the use of observable inputs and minimize the use of unobservable inputs, where possible. Observable inputs are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs may be needed to measure fair value in situations where there is little or no market activity for the asset or liability at the measurement date and are developed based on the best information available in the circumstances, which could include the reporting entity’s own judgments about the assumptions market participants would utilize in pricing the asset or liability.

We utilize fair value measurements to account for certain items and account balances within our consolidated financial statements. Fair value measurements may also be utilized on a nonrecurring basis, such as for the impairment of long-lived assets. The fair value of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other liabilities approximate their carrying amounts due to the short term nature of these instruments.

Recently Issued Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (ASU) 2011-04, which amended ASC 820, Fair Value Measurements, providing a consistent definition and measurement of fair value. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the disclosure requirements. ASU 2011-04 was

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

effective for us beginning January 1, 2012. The adoption of ASU 2011-04 did not have a material effect on our consolidated financial statements.

Unaudited Interim Information

The consolidated financial statements as of June 30, 2013, and for the six months ended June 30, 2013 and 2012, are unaudited. In the opinion of management, such consolidated financial statements reflect all adjustments necessary for a fair presentation of the respective interim periods. All such adjustments are of a normal recurring nature.

Reclassifications

Certain amounts in the consolidated financial statements of prior periods have been reclassified as certain amounts were recorded incorrectly. Management does not believe such reclassification adjustments were material to the consolidated financial statements. The reclassifications include, but are not limited to, the reclassification to cost of sales of rebates previously classified as other income and the reclassification of certain indirect costs to cost of sales previously classified as general and administrative. These reclassifications had no impact on the Company’s net income.

3. Real Estate Inventory

The Company purchases land and develops residential subdivisions including roads, water and sewer systems. These costs are included in inventory and expensed as cost of sales on a per lot basis as homes are sold.

Real estate inventory consists of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Land and land development	$761,222	$1,694,228	$1,801,486
Sales office inventory	398,350	253,827	246,571
Homes in progress	1,700,319	150,678	896,212
Completed homes	2,112,669	1,981,988	1,787,725

Real estate inventory	$4,972,560	$4,080,721	$4,731,994

4. Equipment

Equipment consists of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Furniture and fixtures	$46,524	$74,276	$72,598
Less: accumulated depreciation	(30,123)	(52,700)	(22,486)

Equipment, net	$16,401	$21,576	$50,112

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Accrued liabilities	$138,823	$114,223	$89,616
Customer deposits	47,823	26,572	36,039

Accrued expenses and other liabilities	$186,646	$140,795	$125,655

Customer Deposits

Customer deposits are received upon signing a purchase contact and are typically $500. Deposits are typically refundable if the customer is unable to obtain financing. Forfeited buyer deposits related to home sales are recognized in other income (expense) in the accompanying Consolidated Statements of Operations in the period in which it is determined that the buyer will not complete the purchase of the property and the deposit is nonrefundable to the buyer.

6. Related-Party Transactions

From time to time, the Company may engage in transactions with entities that are affiliated with the Company’s members. We believe transactions with related parties are in the normal course of operations. Accounts payable due to related parties represent amounts that are due to LGI Homes Group, LLC and its affiliates for payroll, direct costs, management fees and warranty fees that are allocated to the Company.

Management and Warranty Fees

The Company has a Management Service Agreement with LGI Homes Services, LLC (Homes Services). The Company is charged a management fee of approximately 3% of home sale revenue for administration, supervision, marketing, and various other services. Management fees expensed under the agreements were $288,823 (unaudited) and $266,865 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Management fees expensed were $679,266 and $322,569 for the years ended December 31, 2012 and 2011, respectively.

The Company provides a Home Builder’s Limited Warranty to the buyer of each home and pays a warranty fee of $250 to an affiliate of the LGI Member upon the closing of the sale of each home. The LGI Member is responsible for all warranty service work performed after a home is sold; accordingly, no warranty reserve is maintained by the Company. Under the terms of the limited liability company agreement, the LGI Member is responsible for the full, timely and proper performance, satisfaction and discharge of any warranty claims asserted against the Company, the GTIS Member or any affiliate thereof. Warranty fees expensed under the Management Services Agreement were $17,250 (unaudited) and $17,000 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Warranty fees expensed were $43,000 and $21,000 for the years ended December 31, 2012 and 2011, respectively.

LGI-GTIS HOLDINGS II, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Commitments and Contingencies

Contingencies

In the ordinary course of doing business, the Company becomes subject to claims or proceedings from time to time relating to the purchase, development, and sale of real estate. Management of the Company believes that these claims include usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

Commitments

The Company has land purchase option contracts for the right to purchase land or lots at a future point in time with predetermined terms. We do not have title to the property and our obligations with respect to the option contracts are generally limited. The Company had no land purchase option contracts at June 30, 2013 (unaudited). The following is a summary of our land purchase commitments as of December 31, 2012 and 2011:

	December 31,
	2012	2011

Commitments under the land purchase option contracts if the purchases are consummated (unaudited)	$508,200	$2,188,200
Lots under land purchase option contracts (unaudited)	42	167

8. Subsequent Event

During May 2013, GTIS Partners LP, an affiliated company of the GTIS Member, and LGI Homes Group, LLC, agreed on the principal terms for the exchange of the GTIS member interests in LGI-GTIS Holdings, LLC, LGI-GTIS Holdings II, LLC, LGI-GTIS Holdings III, LLC and LGI-GTIS Holdings IV, LLC, (the GTIS Transaction) for cash and LGI Homes, Inc. common stock to be consummated concurrently with the closing of the IPO. The aggregate consideration for the GTIS Transaction is $41.4 million, consisting of a cash payment of $36.9 million and shares of LGI Homes, Inc. common stock valued at $4.5 million at the time of the offering. The agreement expires on February 28, 2014, and may be terminated by mutual consent of the parties at any time prior to the IPO.

Management has evaluated subsequent events through August 27, 2013, the date the consolidated financial statements were available to be issued. We are not aware of any significant events others than those included herein that occurred subsequent to the balance sheet date, but prior to the completion of this report that would have a material impact on the consolidated financial statements.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

Page
Report of Independent Registered Public Accounting Firm	F-79

Consolidated Financial Statements

Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012 and 2011	F-80

Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012, and the period March 2, 2011 (date of inception) through December 31, 2011

F-81

Consolidated Statements of Members’ equity from March 2, 2011 (inception) through June 30, 2013 (unaudited)	F-82

Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012, and the period March 2, 2011 (date of inception) through December 31, 2011

F-83

Notes to Consolidated Financial Statements for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012, and the period March 2, 2011 (date of inception) through December 31, 2011

F-84

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

LGI-GTIS Holdings III, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of LGI-GTIS Holdings Ill, LLC and Subsidiaries (the Company) as of December 31, 2012 and 2011, and the related consolidated statements of operations, members’ equity, and cash flows for the year ended December 31, 2012 and the period from March 2, 2011 (Inception) through December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LGI-GTIS Holdings Ill, LLC and Subsidiaries at December 31, 2012 and 2011, and the results of their operations and their cash flows for the year ended December 31, 2012 and the period from March 2, 2011 (Inception) through December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Armanino LLP
San Ramon, California

August 27, 2013

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Assets

Cash and cash equivalents	$1,443,925	$566,578	$628,802
Accounts receivable	—	694,284	—
Accounts receivable, related parties	32,628	—	—
Real estate inventory	2,768,059	4,423,461	1,672,205
Equipment, net	25,634	35,776	26,928
Prepaid expenses	2,836	4,338	30,838

Total assets	$4,273,082	$5,724,437	$2,358,773

Liabilities and Members’ Equity

Accounts payable	$125,370	$249,138	$302,817
Accounts payable, related parties	37,781	175,430	60,031
Accrued expenses and other liabilities	199,996	135,576	22,715

Total liabilities	363,147	560,144	385,563
Members’ equity	3,909,935	5,164,293	1,973,210

Total liabilities and members’ equity	$4,273,082	$5,724,437	$2,358,773

See accompanying notes to the consolidated financial statements.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)
Home Sales	$8,744,283	$8,781,454	$23,348,354	$—
Expenses:
Cost of sales	6,228,004	6,456,356	17,082,356	—
Selling expenses	848,660	927,785	2,184,926	73,402
General and administrative	444,142	473,393	1,014,508	53,510

Operating Income (Loss)	1,223,477	923,920	3,066,564	(126,912)
Other Income (Expense), net	18,153	321	(5,926)	122

Net Income (Loss) Before Income Taxes	1,241,630	924,241	3,060,638	(126,790)
Income Tax Provision	20,988	—	59,555	—

Net Income (Loss)	$1,220,642	$924,241	$3,001,083	$(126,790)

See accompanying notes to the consolidated financial statements.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Members’ equity—March 2, 2011 (inception)	$—
Contributions from members	2,100,000
Net income	(126,790)

Members’ equity—December 31, 2011	1,973,210
Net income	3,001,083
Contributions from members	2,090,000
Distributions to members	(1,900,000)

Members’ equity—December 31, 2012	5,164,293
Net income (unaudited)	1,220,642
Distributions to members (unaudited)	(2,475,000)

Members’ equity—June 30, 2013 (unaudited)	$3,909,935

See accompanying notes to the consolidated financial statements.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2013	2012	2012	2011
	(unaudited)
Operating Activities:
Net income (loss)	$1,220,642	$924,241	$3,001,083	$(126,790)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	11,626	10,452	21,668	—
Changes in assets and liabilities:
Accounts receivable	694,284	(386,577)	(694,284)	—
(Receivables from) payables to related parties, net	(170,277)	14,409	115,399	60,031
Real estate inventory	1,655,402	(2,483,341)	(2,751,256)	(1,672,205)
Prepaid expenses	1,502	(20,921)	26,500	(30,838)
Accounts payable	(123,768)	310,489	(53,679)	302,817
Accrued expenses and other liabilities	64,420	93,532	112,861	22,715

Net cash provided by (used in) operating activities	3,353,831	(1,537,716)	(221,708)	(1,444,270)
Investing Activities:
Purchases of equipment	(1,484)	(28,026)	(30,516)	(26,928)

Net cash used in investing activities	(1,484)	(28,026)	(30,516)	(26,928)
Financing Activities:
Contributions	—	2,090,000	2,090,000	2,100,000
Distributions	(2,475,000)	(600,000)	(1,900,000)	—

Net cash provided by (used in) financing activities	(2,475,000)	1,490,000	190,000	2,100,000

Net Increase (Decrease) in Cash and Cash Equivalents	877,347	(75,742)	(62,224)	628,802
Cash and Cash Equivalents—Beginning of Period	566,578	628,802	628,802	—

Cash and Cash Equivalents—End of Period	$1,443,925	$553,060	$566,578	$628,802

See accompanying notes to the consolidated financial statements.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Business

Organization and Description of Business

LGI-GTIS Holdings III, LLC (the Company) is a joint venture that was formed on March 2, 2011 between LGI Homes Group, LLC (LGI Member) and GTIS LGI LP (GTIS Member). The Company is engaged in the design and construction of entry level homes in high growth markets in Texas. The Company was considered a development stage entity as of December 31, 2011. A development stage entity is one in which principal operations have not commenced or produced significant revenue.

A Registration Statement on Form S-1 is expected to be filed with the Securities and Exchange Commission with respect to an initial public offering (the “IPO”) for LGI Homes, Inc., an affiliate of the LGI Member. In connection with the consummation of the IPO, which is expected to be completed in 2013, the GTIS Member interest will be acquired by LGI Homes, Inc. and the Company will become a wholly-owned subsidiary of LGI Homes, Inc. See Note 8 for further discussion.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: LGI Homes–Oak Hollow, LLC and LGI Homes–Sonterra, LLC.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP) as contained within the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes as of June 30, 2013 (unaudited), and December 31, 2012 and 2011, and revenues and expenses for the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012, and the period March 2, 2011 (date of inception) through December 31, 2011. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents and Concentrations of Credit Risk

Cash and cash equivalents are defined as cash on hand, demand deposits with financial institutions, and short-term liquid investments with an initial maturity date of less than three months. The Company’s cash in demand deposit accounts may exceed federally insurable limits. The Company’s management monitors the cash balances in their operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be negatively impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or diminished access to cash in their operating accounts.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounts Receivable

Accounts receivable consists primarily of proceeds due from title companies for sales closed prior to period end and are generally collected within a few days from closing.

Real Estate Inventory

Inventory consists of land and land development, sales office inventory, homes in progress and completed homes. Inventory is stated at cost unless the carrying amount is determined not to be recoverable, in which case inventory is written down to fair value.

Land, development and other project costs, including property taxes incurred during development and home construction, are capitalized to real estate inventory. Land development and other common costs that benefit the entire community, including field construction supervision and related direct overhead, are allocated to individual lots or homes, as appropriate. The costs of lots are transferred to homes in progress when home construction begins. Home construction costs and related carrying charges (principally property taxes) are allocated to the cost of individual homes using the specific identification method.

Inventory costs for completed homes are expensed as cost of sales as homes are sold. Changes to estimated total development costs subsequent to initial home closings in a community are generally allocated to the remaining lots and homes in the community on a pro-rata basis.

The life cycle of a community generally ranges from two to five years, commencing with the acquisition of land, continuing through the land development phase, and concluding with the construction, sale, and delivery of homes. A constructed home is used as the community sales offices during the life of the community and then sold. Actual individual community lives will vary based on the size of the community, the sales absorption rate, and whether we purchased the property as raw land or finished lots.

In accordance with the provisions of ASC 360, Property, Plant, and Equipment, real estate inventory is evaluated for indicators of impairment by each community during each reporting period. In conducting our review for indicators of impairment on a community level, we evaluate, among other things, the margins on homes that have been delivered, communities with slow moving inventory, projected margins on future home sales over the life of the community, and the estimated fair value of the land. For individual communities with indicators of impairment, additional analysis is performed to estimate the community’s undiscounted future cash flows. If the estimated undiscounted future cash flows are greater than the carrying value of the community group of assets, no impairment adjustment is required. If the undiscounted cash flows are less than the community’s carrying value, the asset group is impaired and is written down to its fair value. The Company estimates the fair value of its communities using a discounted cash flow model. As of June 30, 2013 (unaudited), and December 31, 2012 and 2011, the real estate inventory is stated at cost; there were no inventory impairment charges recorded in the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012, or the period March 2, 2011 (date of inception) through December 31, 2011.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation expense is recorded in general and administrative expenses in the accompanying Consolidated Statements of Operations. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in other (income) expense. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 5 years. Maintenance and repair costs are expensed as incurred.

Impairments of long-lived assets are determined periodically when indicators of impairment are present. If such indicators are present, the determination of the amount of impairment is based on our judgments as to the future undiscounted operating cash flows to be generated from these assets throughout their remaining estimated useful lives. If these undiscounted cash flows are less than the carrying amount of the related asset, an impairment is recognized for the excess of the carrying value over its fair value. There were no impairments of equipment recorded in the six months ended June 30, 2013 (unaudited) and 2012 (unaudited), the year ended December 31, 2012, and the period March 2, 2011 (inception) through December 31, 2011.

Insurance Costs and Reserves

The Company has deductible limits under workers’ compensation, automobile and general liability insurance policies, and records expenses and liabilities for the estimated costs of potential claims for construction defects. The excess liability limits are $2 million per occurrence and in the aggregate annually and apply in excess of automobile liability, employer’s liability under workers compensation and general liability policies. The Company generally requires subcontractors and design professionals to indemnify the Company for liabilities arising from their work, subject to certain limitations.

Warranty Reserves

Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related home is sold. The Company’s warranty liability is based upon historical warranty cost experience in each market in which it operates, and is adjusted as appropriate to reflect qualitative risks associated with the types of homes built and the geographic areas in which they are built.

Warranty reserves are reviewed quarterly to assess the reasonableness and adequacy and make adjustments to the balance of the preexisting reserves to reflect changes in trends and historical data as information becomes available.

Members’ Equity

The Company is a Delaware limited liability company. In accordance with the limited liability company agreement, the Company shall be dissolved no later than December 31, 2060.

The LGI Member, as the managing member, has the responsibility and authority to operate the Company on a day-to-day basis subject to the operating budget and business plan, which is approved by both members. All major decisions require both members’ consent. Major

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

decisions include, but are not limited to: the acquisition or disposition of a project; capital contributions; and changes, updates or amendments to the operating budget or business plan.

Profits are allocated to the members based on the predetermined formulas specified in the limited liability company agreement for the allocation of distributable cash. The GTIS member and the LGI Member are allocated 85% and 15% of the profits, respectively, (the Sharing Percentages) until such time as the members receive cash distributions equal to their initial capital investment plus a 15% internal rate of return (First Tier Return). Subsequent allocations of distributable cash and profits include a priority allocation of approximately 20% to 40% to the LGI Member, depending on the amount of cash distributions achieved over the life of the Company. Upon liquidation of the LGI Member’s interest in the Company, the managing member is required to restore any deficit balance in its capital account as provided for in the limited liability company agreement. The performance of the LGI Member and its affiliates under the limited liability company agreement and the Master Service Agreement is jointly and severally guaranteed by LGI Homes Group, LLC, LGI Homes, Ltd., LGI Homes–Sunrise Meadow, Ltd., LGI Homes–Canyon Crossing, Ltd. and LGI Homes Deer Creek, LLC, and is secured by a first lien and security interest in the LGI Member’s interest and the right to receive any distributions from the Company.

As of June 30, 2013 (unaudited), the Company’s cumulative cash distributions had not achieved the First-Tier Return.

Home Sales

In accordance with ASC 360-20, Real Estate Sales, revenues from home sales are recorded at the time each home is closed, title and possession are transferred to the buyer and there is no significant continuing involvement of the Company. Home sales proceeds are generally received from the title company within a few days from closing. Home sales are reported net of sales discounts and incentives granted to home buyers which are primarily seller-paid closing costs.

Cost of Sales

As discussed under Real Estate Inventory, above, cost of sales for homes closed include the construction costs of each home and allocable land acquisition and land development costs, and other related common costs (both incurred and estimated to be incurred).

Selling and Commission Costs

Sales commissions are paid and expensed based on homes sold. Other residual selling costs are expensed in the period incurred.

Advertising Costs

Advertising and direct mail costs are expensed as incurred. Advertising and direct mail costs were $240,857 (unaudited) and $311,785 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Advertising and direct mail costs were $591,255 and $11,218 for the years ended December 31, 2012 and 2011, respectively.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company is a limited liability company which is treated as a partnership for income tax purposes and federal income taxes on taxable income or losses realized by the Company are the obligation of the individual members. However, the Company is subject to certain state taxes and fees, including the Texas margin tax, where applicable. There are no significant deferred income taxes related to state income taxes. Management of the Company has concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements, nor has the Company been assessed interest or penalties by any major tax jurisdictions. There were no state income taxes paid for the six month periods ended June 30, 2013 (unaudited) and 2012 (unaudited) and for the years ended December 31, 2012 and the period March 2, 2011 (inception) through December 31, 2011.

Fair Value Measurement of Financial Instruments

ASC 820, Fair Value Measurements, defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” within an entity’s principal market, if any. The principal market is the market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity, regardless of whether it is the market in which the entity will ultimately transact for a particular asset or liability or if a different market is potentially more advantageous. Accordingly, this exit price concept may result in a fair value that may differ from the transaction price or market price of the asset or liability.

Under generally accepted accounting principles, the fair value hierarchy prioritizes inputs to valuation techniques used to measure fair value. Fair value measurements should maximize the use of observable inputs and minimize the use of unobservable inputs, where possible. Observable inputs are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs may be needed to measure fair value in situations where there is little or no market activity for the asset or liability at the measurement date and are developed based on the best information available in the circumstances, which could include the reporting entity’s own judgments about the assumptions market participants would utilize in pricing the asset or liability.

We utilize fair value measurements to account for certain items and account balances within our consolidated financial statements. Fair value measurements may also be utilized on a nonrecurring basis, such as for the impairment of long-lived assets. The fair value of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other liabilities approximate their carrying amounts due to the short term nature of these instruments.

Recently Issued Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (ASU) 2011-04, which amended ASC 820, Fair Value Measurements, providing a consistent definition and measurement of fair value. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the disclosure requirements. ASU 2011-04 was effective for us beginning January 1, 2012. The adoption of ASU 2011-04 did not have a material effect on our consolidated financial statements.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Unaudited Interim Information

The consolidated financial statements as of June 30, 2013, and for the six months ended June 30, 2013 and 2012, are unaudited. In the opinion of management, such consolidated financial statements reflect all adjustments necessary for a fair presentation of the respective interim periods. All such adjustments are of a normal recurring nature.

Reclassifications

Certain amounts in the consolidated financial statements of prior periods have been reclassified as certain amounts were recorded incorrectly. Management does not believe such reclassification adjustments were material to the consolidated financial statements. The reclassifications include, but are not limited to, the reclassification to cost of sales of rebates previously classified as other income and the reclassification of certain indirect costs to cost of sales previously classified as general and administrative. These reclassifications had no impact on the Company’s net income.

3. Real Estate Inventory

The Company purchases land and develops residential subdivisions including roads, water and sewer systems. These costs are included in inventory and expensed as cost of sales on a per lot basis as homes are sold.

Real estate inventory consists of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Land and land under development	$640,560	$830,953	$563,714
Sales office inventory	126,386	122,261	117,926
Homes in progress	674,835	165,543	990,565
Completed homes	1,326,278	3,304,704	—

Real estate inventory	$2,768,059	$4,423,461	$1,672,205

4. Equipment

Equipment consists of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Equipment	$58,927	$57,444	$26,928
Less: accumulated depreciation	(33,293)	(21,668)	—

Equipment, net	$25,634	$35,776	$26,928

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Accrued liabilities	$128,631	$88,512	$22,715
Customer deposits	71,365	47,064	—

Accrued expenses and other liabilities	$199,996	$135,576	$22,715

Customer Deposits

Customer deposits are received upon signing a purchase contact and are typically $500. Deposits are typically refundable if the customer is unable to obtain financing. Forfeited buyer deposits related to home sales are recognized in other income (expense) in the accompanying Consolidated Statements of Operations in the period in which it is determined that the buyer will not complete the purchase of the property and the deposit is nonrefundable to the buyer.

6. Related-Party Transactions

From time to time, the Company may engage in transactions with entities that are affiliated with the Company’s members. We believe transactions with related parties are in the normal course of operations. Accounts payable due to related parties represent amounts that are due to LGI Homes Group, LLC and its affiliates for payroll, direct costs, management fees and warranty fees that are allocated to the Company.

Management and Warranty Fees

The Company has a Management Service Agreement with LGI Homes Services, LLC (Homes Services). The Company is charged a management fee of approximately 3% of home sale revenue for administration, supervision, marketing, and various other services. Management fees expensed under the agreements were $270,720 (unaudited) and $275,478 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Management Fees expensed were $730,107 and $0 for the year ended December 31, 2012 and the period March 2, 2011 (inception) through December 31, 2011, respectively.

The Company provides a Home Builder’s Limited Warranty to the buyer of each home and pays a warranty fee of $250 to an affiliate of the LGI Member upon the closing of the sale of each home. The LGI Member is responsible for all warranty service work performed after a home is sold; accordingly, no warranty reserve is maintained by the Company. Under the terms of the limited liability company agreement, the LGI Member is responsible for the full, timely and proper performance, satisfaction and discharge of any warranty claims asserted against the Company, the GTIS Member or any affiliate thereof. Warranty fees expensed under the Management Services Agreement were $15,500 (unaudited) and $17,500 (unaudited) for the six month periods ended June 30, 2013 and 2012, respectively. Warranty fees expensed were $44,750 and $0 for the year ended December 31, 2012, and the period March 2, 2011 (inception) through December 31, 2011, respectively.

LGI-GTIS HOLDINGS III, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Commitments and Contingencies

Contingencies

In the ordinary course of doing business, the Company becomes subject to claims or proceedings from time to time relating to the purchase, development, and sale of real estate. Management of the Company believes that these claims include usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

Commitments

The Company has land purchase option contracts for the right to purchase land or lots at a future point in time with predetermined terms. We do not have title to the property and our obligations with respect to the option contracts are generally limited. The following is a summary of our land purchase commitments:

	June 30, 2013	December 31,
		2012	2011
	(unaudited)
Land deposits	$0	$0	$25,000
Commitments under the land purchase option contracts if the purchases are consummated (unaudited)	$2,113,937	$409,200	$2,966,700
Lots under land purchase options contracts (unaudited)	112	22	177

8. Subsequent Event

During May 2013, GTIS Partners LP, an affiliated company of the GTIS Member, and LGI Homes Group, LLC, agreed on the principal terms for the exchange of the GTIS member interests in LGI-GTIS Holdings, LLC, LGI-GTIS Holdings II, LLC, LGI-GTIS Holdings III, LLC and LGI-GTIS Holdings IV, LLC, (the GTIS Transaction) for cash and LGI Homes, Inc. common stock to be consummated concurrently with the closing of the IPO. The aggregate consideration for the GTIS Transaction is $41.4 million, consisting of a cash payment of $36.9 million and shares of LGI Homes, Inc. common stock valued at $4.5 million at the time of the offering. The agreement expires on February 28, 2014, and may be terminated by mutual consent of the parties at any time prior to the IPO.

Management has evaluated subsequent events through August 27, 2013, the date the consolidated financial statements were available to be issued. We are not aware of any significant events others than those included herein that occurred subsequent to the balance sheet date, but prior to the completion of this report that would have a material impact on the consolidated financial statements.

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm	F-93

Consolidated Financial Statements

Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012	F-94

Consolidated Statements of Operations for the six months ended June 30, 2013 (unaudited), and the period October 31, 2012 (inception) through December 31, 2012	F-95

Consolidated Statement of Members’ Equity from October 31, 2012 (inception) through June 30, 2013 (unaudited)	F-96

Consolidated Statements of Cash Flows for the six months ended June 30, 2013 (unaudited), and the period ended October 31, 2012 (inception) through December 31, 2012	F-97

Notes to Consolidated Financial Statements for the six months ended June 30, 2013 (unaudited), and the period ended October 31, 2012 (inception) through December 31, 2012	F-98

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

LGI-GTIS Holdings IV, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of LGI-GTIS Holdings IV, LLC and Subsidiaries (the “Company”) as of December 31, 2012, and the related consolidated statements of operations, members’ equity, and cash flows for the period from October 31, 2012 (Inception) through December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal controls over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LGI-GTIS Holdings IV, LLC and Subsidiaries at December 31, 2012, and the results of their operations and their cash flows for the period from October 31, 2012 (Inception) through December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Armanino LLP
San Ramon, California

August 27, 2013

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
	(unaudited)
Assets

Cash and cash equivalents	$883,659	$1,120,851
Accounts receivable	677,580	—
Accounts receivable, related parties	39,436	108,577
Real estate inventory	19,922,450	12,248,676
Equipment, net	85,946	6,533
Prepaid expenses	174,229	190,229

Total assets	$21,783,300	$13,674,866

Liabilities and Members’ Equity

Accounts payable	$1,800,355	$712,355
Accounts payable, related parties	679,557	331,739
Accrued expenses and other liabilities	124,059	3,686

Total liabilities	2,603,971	1,047,780
Members’ equity	19,179,329	12,627,086

Total liabilities and members’ equity	$21,783,300	$13,674,866

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30, 2013	Inception (October 31, 2012) to December 31, 2012
	(unaudited)
Home sales	$8,723,422	$—
Expenses:
Cost of sales	6,564,277	—
Selling expenses	1,207,194	112,254
General and administrative	585,070	130,970

Operating income (loss)	366,881	(243,224)
Other income, net	5,983	—

Net income (loss) before income taxes	372,864	(243,224)
Income tax provision	7,121	—

Net income (loss)	$365,743	$(243,224)

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Members’ equity—October 31, 2012 (inception)	$—
Contributions from members	12,870,310
Net loss	(243,224)

Members’ equity—December 31, 2012	12,627,086
Net income (unaudited)	365,743
Contributions from members (unaudited)	6,186,500

Members’ equity—June 30, 2013 (unaudited)	$19,179,329

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2013	Inception (October 31, 2012) to December 31, 2012
	(unaudited)
Operating activities:
Net income (loss)	$365,743	$(243,224)
Adjustments to reconcile net income (loss) to net cash to net cash used in operating activities:
Depreciation	12,861	—
Changes in assets and liabilities:
Accounts receivable	(677,580)	—
(Receivables from) payables to related parties, net	416,959	223,162
Real estate inventory	(7,673,774)	(12,248,676)
Prepaid expenses	16,000	(190,229)
Accounts payable	1,088,000	712,355
Accrued expenses and other liabilities	120,373	3,686

Net cash used in operating activities	(6,331,418)	(11,742,926)

Investing activities:
Purchases of equipment	(92,274)	(6,533)

Net cash used in investing activities	(92,274)	(6,533)

Financing activities:
Contributions from members	6,186,500	12,870,310

Net cash provided by financing activities	6,186,500	12,870,310

Net increase (decrease) in cash and cash equivalents	(237,192)	1,120,851
Cash and cash equivalents, beginning of period	1,120,851	—

Cash and cash equivalents, end of period	$883,659	$1,120,851

See accompanying notes to the consolidated financial statements

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

1. Business

Organization and Description of Business

LGI-GTIS Holdings IV, LLC (the Company) is a joint venture that was formed on October 31, 2012 between LGI Homes Group, LLC (LGI Member) and GTIS US Residential Strategies Fund, LP and LGI IV Blocker, LLC (collectively, the GTIS Member). The Company is engaged in the design and construction of entry-level homes in high growth markets in Texas, Arizona and Florida. The Company was considered a development stage entity as of December 31, 2012. A development stage entity is one in which principal operations have not commenced or produced significant revenue.

A Registration Statement on Form S-1 is expected to be filed with the Securities and Exchange Commission with respect to an initial public offering (the IPO) for LGI Homes, Inc., an affiliate of the LGI member. In connection with the consummation of the IPO, which is expected to be completed in 2013, the GTIS Member interest will be acquired by LGI Homes, Inc. and the Company will become a wholly-owned subsidiary of LGI Homes, Inc. See Note 8 for further discussion.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: LGI Homes — Blue Hills, LLC, LGI Homes — Krenson Woods, LLC, LGI Homes — Northpointe, LLC, LGI Homes — Oak Hollow Phase 6, LLC, LGI Homes — Saltgrass Crossing, LLC and LGI Homes — Luckey Ranch Partners, LLC.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP) as contained within the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes as of June 30, 2013 (unaudited), and December 31, 2012, and revenues and expenses for the six months ended June 30, 2013 (unaudited), and the period October 31, 2012 (date of inception) through December 31, 2012. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents and Concentrations of Credit Risk

Cash and cash equivalents are defined as cash on hand, demand deposits with financial institutions, and short-term liquid investments with an initial maturity date of less than three months. The Company’s cash in demand deposit accounts may exceed federally insurable limits. The Company’s management monitors the cash balances in their operating accounts and adjusts the cash balances as appropriate; however, these cash balances could be negatively

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

impacted if the underlying financial institutions fail or are subject to other adverse conditions in the financial markets. To date, the Company has experienced no loss or diminished access to cash in their operating accounts.

Accounts Receivable

Accounts receivable consists primarily of proceeds due from title companies for sales closed prior to period end and are generally collected within a few days from closing.

Real Estate Inventory

Inventory consists of land and land development, sales office inventory, homes in progress and completed homes. Inventory is stated at cost unless the carrying amount is determined not to be recoverable, in which case inventory is written down to fair value.

Land, development and other project costs, including property taxes incurred during development and home construction, are capitalized to real estate inventory. Land development and other common costs that benefit the entire community, including field construction supervision and related direct overhead, are allocated to individual lots or homes, as appropriate. The costs of lots are transferred to homes in progress when home construction begins. Home construction costs and related carrying charges (principally property taxes) are allocated to the cost of individual homes using the specific identification method.

Inventory costs for completed homes are expensed as cost of sales as homes are sold. Changes to estimated total development costs subsequent to initial home closings in a community are generally allocated to the unsold homes in the community on a pro-rata basis.

The life cycle of a community generally ranges from two to five years, commencing with the acquisition of land, continuing through the land development phase, and concluding with the construction, sale, and delivery of homes. A constructed home is used as the community sales offices during the life of the community and then sold. Actual individual community lives will vary based on the size of the community, the sales absorption rate, and whether we purchased the property as raw land or finished lots.

In accordance with the provisions of ASC 360, Property, Plant, and Equipment, real estate inventory is evaluated for indicators of impairment by each community during each reporting period. In conducting our review for indicators of impairment on a community level, we evaluate, among other things, the margins on homes that have been delivered, communities with slow moving inventory, projected margins on future home sales over the life of the community, and the estimated fair value of the land. For individual communities with indicators of impairment, additional analysis is performed to estimate the community’s undiscounted future cash flows. If the estimated undiscounted future cash flows are greater than the carrying value of the community group of assets, no impairment adjustment is required. If the undiscounted cash flows are less than the community’s carrying value, the asset group is impaired and is written down to its fair value. The Company estimates the fair value of its communities using a discounted cash flow model. As of June 30, 2013 (unaudited), and December 31, 2012, the real estate inventory is stated at cost; there were no inventory impairment charges recorded in the six months ended June 30, 2013 (unaudited) or in the period October 31, 2012 (inception) through December 31, 2012.

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Equipment

Equipment is stated at cost, less accumulated depreciation. Depreciation expense is recorded in general and administrative expenses in the accompanying Consolidated Statements of Operations. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is included in other (income) expense. Depreciation is generally computed using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 5 years. Maintenance and repair costs are expensed as incurred.

Impairments of long-lived assets are determined periodically when indicators of impairment are present. If such indicators are present, the determination of the amount of impairment is based on our judgments as to the future undiscounted operating cash flows to be generated from these assets throughout their remaining estimated useful lives. If these undiscounted cash flows are less than the carrying amount of the related asset, an impairment is recognized for the excess of the carrying value over its fair value. There were no impairments of equipment recorded in the six months ended June 30, 2013 (unaudited) and the period October 31, 2012 (date of inception) through December 31, 2012.

Insurance Costs and Reserves

The Company has deductible limits under workers’ compensation, automobile and general liability insurance policies, and records expenses and liabilities for the estimated costs of potential claims for construction defects. The excess liability limits are $2 million per occurrence and in the aggregate annually and apply in excess of automobile liability, employer’s liability under workers compensation and general liability policies. The Company generally requires subcontractors and design professionals to indemnify the Company for liabilities arising from their work, subject to certain limitations.

Warranty Reserves

Estimated future direct warranty costs are accrued and charged to cost of sales in the period when the related home is sold. The Company’s warranty liability is based upon historical warranty cost experience in each market in which it operates, and is adjusted as appropriate to reflect qualitative risks associated with the types of homes built and the geographic areas in which they are built.

Warranty reserves are reviewed quarterly to assess the reasonableness and adequacy and make adjustments to the balance of the preexisting reserves to reflect changes in trends and historical data as information becomes available.

Members’ Equity

The Company is a Delaware limited liability company. In accordance with the limited liability company agreement, the Company shall be dissolved no later than December 31, 2062.

The LGI Member, as the managing member, has the responsibility and authority to operate the Company on a day-to-day basis subject to the operating budget and business plan, which is approved by both members. All major decisions require both members’ consent. Major

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

decisions include, but are not limited to: the acquisition or disposition of a project; capital contributions; and changes, updates or amendments to the operating budget or business plan.

Profits are allocated to the members based on the predetermined formulas specified in the limited liability company agreement for the allocation of distributable cash. The GTIS member and the LGI Member are allocated 85% and 15% of the profits, respectively, (the Sharing Percentages) until such time as the members receive cash distributions equal to their initial capital investment plus a 15% internal rate of return (First Tier Return). Subsequent allocations of distributable cash and profits include a priority allocation of approximately 20% to 40% to the LGI Member, depending on the amount of cash distributions achieved over the life of the Company. Upon liquidation of the LGI Member’s interest in the Company, the managing member is required to restore any deficit balance in its capital account as provided for in the limited liability company agreement. The performance of the LGI Member and its affiliates under the limited liability company agreement and the Master Service Agreement is guaranteed individually and collectively, and on a joint and several basis, by LGI Homes, Ltd. and LGI Homes Group, LLC, and its subsidiaries: LGI Homes—Chateau Woods, LLC, LGI Homes—Texas, LLC, LGI Homes—FW, LLC, LGI Homes — Presidential Glen, LLC, LGI Homes—Quail Run, LLC, LGI Homes—Woodland Creek, LLC, LGI Homes—Lakes of Magnolia, LLC, LGI Homes—Decker Oaks, LLC, LGI Homes—Stewarts Forest, LLC, LGI Homes—Florida, LLC, LGI Homes—AZ Sales, LLC, LGI Homes—AZ Construction, LLC, LGI Homes—Glennwilde, LLC, and LGI Homes—San Tan Heights.

As of June 30, 2013 (unaudited), the Company’s cumulative cash distributions had not achieved the First-Tier Return.

Home Sales

In accordance with ASC 360-20, Real Estate Sales, revenues from home sales are recorded at the time each home is closed, title and possession are transferred to the buyer and there is no significant continuing involvement of the Company. Home sales proceeds are generally received from the title company within a few days from closing. Home sales are reported net of sales discounts and incentives granted to home buyers which are primarily seller-paid closing costs.

Cost of Sales

As discussed under Real Estate Inventory, above, cost of sales for homes closed include the construction costs of each home and allocable land acquisition and land development costs, and other related common costs (both incurred and estimated to be incurred).

Selling and Commission Costs

Sales commissions are paid and expensed based on homes sold. Other residual selling costs are expensed in the period incurred.

Advertising Costs

Advertising and direct mail costs are expensed as incurred. Advertising and direct mail costs were $358,436 (unaudited) for the six months ended June 30, 2013 and $11,926 for the period October 31, 2012 (date of inception) through December 31, 2012.

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

The Company is a limited liability company which is treated as a partnership for income tax purposes and federal income taxes on taxable income or losses realized by the Company are the obligation of the individual members. However, the Company is subject to certain state taxes and fees, including the Texas margin tax, where applicable. There are no significant deferred income taxes related to state income taxes. Management of the Company has concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements, nor has the Company been assessed interest or penalties by any major tax jurisdictions. There were no state income taxes paid for the six months ended June 30, 2013 (unaudited), or for the period October 31, 2012 (inception) through December 31, 2012.

Fair Value Measurement of Financial Instruments

ASC 820, Fair Value Measurements, defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date” within an entity’s principal market, if any. The principal market is the market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity, regardless of whether it is the market in which the entity will ultimately transact for a particular asset or liability or if a different market is potentially more advantageous. Accordingly, this exit price concept may result in a fair value that may differ from the transaction price or market price of the asset or liability.

Under generally accepted accounting principles, the fair value hierarchy prioritizes inputs to valuation techniques used to measure fair value. Fair value measurements should maximize the use of observable inputs and minimize the use of unobservable inputs, where possible. Observable inputs are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs may be needed to measure fair value in situations where there is little or no market activity for the asset or liability at the measurement date and are developed based on the best information available in the circumstances, which could include the reporting entity’s own judgments about the assumptions market participants would utilize in pricing the asset or liability.

We utilize fair value measurements to account for certain items and account balances within our consolidated financial statements. Fair value measurements may also be utilized on a nonrecurring basis, such as for the impairment of long-lived assets. The fair value of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other liabilities approximate their carrying amounts due to the short term nature of these instruments.

Recently Issued Accounting Pronouncements

In May 2011, FASB issued Accounting Standards Update (ASU) 2011-04, which amended ASC 820, Fair Value Measurements, providing a consistent definition and measurement of fair value. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement, and expands the disclosure requirements. ASU 2011-04 was effective for us beginning January 1, 2012. The adoption of ASU 2011-04 did not have a material effect on our consolidated financial statements.

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Unaudited Interim Information

The consolidated financial statements as of June 30, 2013, and for the six months ended June 30, 2013, are unaudited. In the opinion of management, such consolidated financial statements reflect all adjustments necessary for a fair presentation of the respective interim period. All such adjustments are of a normal recurring nature.

Reclassifications

Certain amounts in the consolidated financial statements of prior periods have been reclassified as certain amounts were recorded incorrectly. Management does not believe such reclassification adjustments were material to the consolidated financial statements. The reclassifications include, but are not limited to, the reclassification to cost of sales of rebates previously classified as other income and the reclassification of certain indirect costs to cost of sales previously classified as general and administrative. These reclassifications had no impact on the Company’s net income.

3. Real Estate Inventory

The Company purchases land and develops residential subdivisions including roads, water and sewer systems. These costs are included in inventory and expensed as cost of sales on a per lot basis as homes are sold.

Real estate inventory consists of the following:

	June 30, 2013	December 31, 2012
	(unaudited)
Land and land development	$9,675,577	$10,944,305
Sales office inventory	377,590	—
Homes in progress	5,354,460	1,304,371
Completed homes	4,514,923	—

Real estate inventory	$19,922,450	$12,248,676

4. Equipment

Equipment consists of the following:

	June 30, 2013	December 31, 2012
	(unaudited)
Furniture and fixtures	$98,807	$6,533
Less: accumulated depreciation	(12,861)	—

Equipment, net	$85,946	$6,533

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	June 30, 2013	December 31, 2012
	(unaudited)
Accrued liabilities	$81,724	$3,686
Customer deposits	42,335	—

Accrued expenses and other liabilities	$124,059	$3,686

Customer Deposits

Customer deposits are received upon signing a purchase contact and are typically $500. Deposits are typically refundable if the customer is unable to obtain financing. Forfeited buyer deposits related to home sales are recognized in other income (expense), net in the accompanying Consolidated Statements of Operations in the period in which it is determined that the buyer will not complete the purchase of the property and the deposit is nonrefundable to the buyer.

6. Related-Party Transactions

From time to time, the Company may engage in transactions with entities that are affiliated with the Company’s members. We believe transactions with related parties are in the normal course of operations. Accounts payable due to related parties represent amounts that are due to LGI Homes Group, LLC and its affiliates for payroll, direct costs, management fees and warranty fees that are allocated to the Company.

Management and Warranty Fees

The Company has a Master Service Agreement with LGI Homes Services, LLC (Homes Services). The Company is charged a management fee of approximately 3% of home sale revenue for administration, supervision, marketing and various other services. Management fees expensed under the agreement were $270,270 (unaudited) for the six months ended June 30, 2013, and $0 for the period October 31, 2012 (date of inception) through December 31, 2012.

The Company provides a Home Builder’s Limited Warranty to the buyer of each home and pays a warranty fee of $250 to an affiliate of the LGI Member upon the closing of the sale of each home. The LGI Member is responsible for all warranty service work performed after a home is sold; accordingly, no warranty reserve is maintained by the Company. Under the terms of the limited liability company agreement, the LGI Member is responsible for the full, timely and proper performance, satisfaction and discharge of any warranty claims asserted against the Company, the GTIS Member or any affiliate thereof. Warranty fees expensed under the Management Services Agreement were $15,250 (unaudited) for the six months ended June 30, 2013, and $0 for the period October 31, 2012 (date of inception) through December 31, 2012.

LGI-GTIS HOLDINGS IV, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Commitments and Contingencies

Contingencies

In the ordinary course of doing business, the Company becomes subject to claims or proceedings from time to time relating to the purchase, development, and sale of real estate. Management of the Company believes that these claims include usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

Land Deposits

The Company has land purchase option contracts for the right to purchase land or lots at a future point in time with predetermined terms. We do not have title to the property and our obligations with respect to the option contracts are generally limited. The following is a summary of our land purchase commitments:

	June 30, 2013	December 31, 2012
	(unaudited)
Commitments under the land purchase option contracts if the purchases are consummated (unaudited)	$1,518,000	$1,518,000
Lots under land options and land purchase contracts (unaudited)	60	60

8. Subsequent Event

During May 2013, GTIS Partners LP, an affiliated company of the GTIS Member, and LGI Homes Group, LLC, agreed on the principal terms for the exchange of the GTIS member interests in LGI-GTIS Holdings, LLC, LGI-GTIS Holdings II, LLC, LGI-GTIS Holdings III, LLC and LGI-GTIS IV, LLC, (the GTIS Transaction) for cash and LGI Homes, Inc. common stock to be consummated concurrently with the closing of the IPO. The aggregate consideration for the GTIS Transaction is $41.4 million, consisting of a cash payment of $36.9 million and shares of LGI Homes, Inc. common stock valued at $4.5 million at the time of the offering. The agreement expires on February 28, 2014, and may be terminated by mutual consent of the parties at any time prior to the IPO.

Management has evaluated subsequent events through August 27, 2013, the date the consolidated financial statements were available to be issued. We are not aware of any significant events others than those included herein that occurred subsequent to the balance sheet date, but prior to the completion of this report that would have a material impact on the consolidated financial statements.